                                                                   EXHIBIT 10.9

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                   PROPYLENE FACILITY AND PIPELINE AGREEMENT

                                   BETWEEN

                       ENTERPRISE PETROCHEMICAL COMPANY

                                      AND

                             HERCULES INCORPORATED

                         EFFECTIVE: DECEMBER 13, 1978

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

                   PROPYLENE FACILITY AND PIPELINE AGREEMENT
                   -----------------------------------------

  THIS AGREEMENT, effective this              day of            , 1978,
is made and entered into by and between

          ENTERPRISE PETROCHEMICAL COMPANY, a Texas corporation, having an office and place of business at 1100 Milam Building, Houston, Texas 77002 ("Enterprise"),

          and

          HERCULES INCORPORATED, a Delaware corporation, having an office and place of business at 910 Market Street, Wilmington, Delaware 19899 ("Hercules").

                                   RECITALS
                                   --------

          Enterprise is constructing at its site near Mt. Belvieu, Texas a facility to separate polymer grade propylene from a mixed propane-propylene stream. Hercules desires to purchase the polymer grade propylene output of such facility for requirements at its Lake Charles, Louisiana and Bayport, Texas plants, and to participate in the ownership of the facility and certain pipelines connecting it with the mentioned Hercules plants.

          Enterprise and Hercules are entering this Agreement for the purpose of confirming their respective rights and obligations in connection with the construction, ownership and operation of the propylene facility and certain related pipelines and the purchase by Hercules of the facility's output of polymer grade propylene.
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                                      -2-



                              W I T N E S S E T H
                              -------------------

     In consideration of the representations and warranties herein made and the agreements hereinafter contained to be kept and performed, Enterprise and Hercules agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     In addition to the terms elsewhere defined in this Agreement, the following terms as used in this Agreement shall have the meanings indicated below:

     (1) "Bayport Distribution System" means all or any part of any and all real or personal property, of whatever kind or nature and location, which is required to be constructed or acquired (by lease or otherwise) pursuant to the provisions of this Agreement for receiving, storing, pumping, measuring and transporting Polymer Grade Propylene from the Plant to the point designated in the manner herein set forth at the Bayport, Texas plant of Hercules. Such property includes any and all structures, improvements, facilities, machinery, equipment, furniture and fixtures, leasehold interests, sites, easements, rights-of-way and other interests in land, together with any and all improvements, alterations and additions to such property as may be hereafter made pursuant to the provisions of this Agreement. Said Pipeline System is more particularly described in Exhibit B attached hereto.

     (2) "Construction Loan" means that certain agreement, dated October 13, 1977, between First City National Bank of Houston and Enterprise, covering a loan to aid Enterprise in the construction of the Plant.
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                                      -3-


     (3) "Feedstock" means a liquid stream mix of Procane, Propylene and incidential heavier and lighter hydrocarbon fractions and associated impurities, in any proportion.

     (4) "Lake Charles Distribution System" means all or any part of any and all real or personal property, of whatever kind or nature and location, which is reauired to be constructed or acquired (by lease or otherwise) pursuant to the provisions of this Agreement for receiving, storing, pumping, measuring and transporting Polymer Grade Propylene from the Plant to the point designate~ in the manner herein set forth at the Lake Charles, Louisiana plant of Hercules. Such property includes any and all structures, improvements, faciiities, machinery, equipment, furniture and fixtures, leasehold interests, sites, easements, rights-of-way and other interests in land, together with any and all improvements, alterations and additions to such property as may be hereafter made pursuant to the provisions of this Agreement. Said Pipeline System is more particulariy described in Exhibit B attached hereto.

     (5) "Permitted Encumbrances" means, as of any particular time:

         (a) Liens for ad valorem taxes not then delinquent;

         (b) This Agreement;

         (c) Utility, access and other servi tudes (herein sometimes called "easements") and rights-of-way, restrictions, reservations and EXCEPTIONS THAT Enterprise certifies will not interfere with or impair the operations being conducted on the Plant; and

         (d) Such minor defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as normally exist with respect to properties similar in character to the Plant and/or Pipeline System, as the case may be, and as do not, in the opinion of counsel acceptable to Enterprise and Hercules, materially impair the property affected thereby for the purpose for which it was acquired or is held by Enterprise.
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                                      -4-

     (6) "Pipeline Systems" means, individually and collectively, the Bayport Distribution System and the Lake Charles Distribution System, as they may at any time exist.

     (7) "Plant" means all or any part of (i) the propane-propylene splitter and appurtenant facilities and fixtures for the production of Polymer Grade Propylene which are required by paragraph 2.1A to be constructed, together with any and all improvements, alterations and additions to such property as may be hereafter made pursuant to the provisions of this Agreement; (ii) those items of machinery, equipment and related Property to be acquired and installed in or on the Plant pursuant to paragraph 2.lB and any item of machinery, equipment and related property acquired and installed in or on the Plant in substitution therefor and renewals and replacements thereof pursuant to the provisions of this Agreement; and (iii) the real estate described in Exhibit C attached hereto, together with all additions thereto and substitutions therefor.

     (8) "Polymer Grade Propylene" means product meeting the specifications set forth in Schedule A attached to the Propylene Sales Agreement.

     (9) "Propane" means light liquid hydrocarbons, predominantly C/3/H/8/ and conforming to the most current Natural Gas Producers Association specifications for Propane.

     (10) "Propylene" means light liquid double bonded hydrocarbons, predominantly C/3/H/6/.

     (11) "Propylene Sales Agreement" means that certain agreement, executed concurrently herewith, between Enterprise, as seller, and Hercules, as buyer, providing for the sale and purchase of Polymer Grade Propylene produced at the Plant. Said Propylene Sales Agreement is attached hereto as Exhibit A.

As used in this Agreement:

     (a) All references in this instrument to "Articles", "Sections", "paragraphs" and other subdivisions are to corresponding Articles, Sections, paragraphs and other subdivisions of this instrument.
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                                      -5-


        The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, paragraph or other subdivision.

           (b) Words of the singular number shall be construed to include correlative words of the plural number and vice versa.

           (c) The word "includes" means including but not limited to.

                                  ARTICLE II

                                   THE PLANT
                                   ---------

SECTION 2.1 COMPLETION OF THE PLANT

        A. Enterprise shall, at its own risk, cost and expense, cause the construction of the Plant to be continued and completed, wholly within the boundaries of the parcel of land described in Exhibit C attached hereto. Said Plant shall consist of a splitter and appurtenant facilities and fixtures for the separation of Polymer Grade Propylene from mixed propane-propylene streams, and shall include all facilities and fixtures necessary for the production, storage, distribution and sale of Polymer Grade Propylene and allied products and for the operation, maintenance and repair of the Plant as a complete and modern manufacturing facility dedicated to and suitable for the purpose hereinafter stated. The Plant shall have a minimum annual capacity of 315 million pounds of Polymer Grade Propylene at 99.5% purity or 380 million pounds at 98% purity, subject to being supplied with the requisite quantities of Feedstocks meeting the specifications set forth in Exhibit E attached hereto.

        B. Enterprise shall, at its own risk, cost and expense, continue to procure and install, or cause to be procured and installed, in or on the Plant, the items of machinery, equipment and related property which are more particularly, but not exclusively, described in the general list thereof in Exhibit D attached hereto, together with such other items of machinery, equipment and related property which may be necessary for operation, maintenance and repair of the Plant.

        C. Enterprise shall have full responsibility for the supervision, direction and coordination of all phases of procurement, construction and installation with respect to the Plant.

        D. Enterprise shall, as such payments become due, pay all costs and expenses incurred in connection with the construction of the Plant and the acquisition and installation of the items of machinery, equipment and related property referred to in paragraph 2.1B, including all costs and expenses incurred or accrued in connection with the acquisition of (i) all labor, materials, equipment and tools, (ii) all necessary permits, consents, approvals, licenses, certificates and other authorizations, and (iii) all necessary easements, rights-of-way and other interests in land.

        E. Enterprise shall cause the construction of the Plant and the procurement and installation of the items of machinery, equipment and related property referred to in paragraph 2.1B to be performed with all reasonable dispatch, in workmanlike manner and consistent with good engineering and construction practices and in accordance with all applicable laws. Enterprise shall use its best efforts to cause such construction, procurement and installation to be completed by December 31, 1978, or as soon
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                                      -7-



thereafter as may be practicable, delays incident to strikes, acts of God or other causes beyond the reasonable control of Enterprise only excepted.

        F. Enterprise shall have the right to subcontract such portions of the engineering and construction work as it shall deem advisable, and to procure materials and equipment from such vendors as it shall deem advisable.

SECTION 2.2 ACQUISITION AND SALE OF 50% INTEREST 1N THE PLANT

        A. Contemporaneously with the execution of this Agreement, Hercules shall purchase from Enterprise, and Enterprise shall sell, assign and convey to Hercules, a 50% undivided interest in and to the Plant, all for the purchase price and subject to and upon the other terms and conditions set forth below in this Section 2.2.

        B. The price to be paid by Hercules to Enterprise for the 50% undivided interest in and to the real property upon which the Plant is to be constructed, as described in Exhibit C attached hereto, shall be 50% of the actual cost, not to exceed $95,000.00, and shall be paid in cash simultaneously with the conveyance thereof, as provided in Article VII.

        C. The price to be paid by Hercules to Enterprise for the 50% undivided interest in and to the Plant (exclusive of real property referred to in paragraph 2.2B) shall be: (i) an amount equal to 50% of the final book investment of Enterprise for the Plant (exclusive of real property referred to in paragraph 2.2B) as of the date of completion of construction, plus 50% of construction loan interest accrued prior to Hercules' acquisition of said interest in and to the Plant, said amount (including book investment and interest) not to exceed $6.325 million; plus (ii) 50% of Plant Start-Up Costs (as defined below in this Article), not to exceed $200,000.00. Payment shall be made as follows:

     (1) 50% of all Plant Start-Up Costs (as defined below in this Article) incurred or accrued prior to actual delivery of the 50% undivided interest in and to the Plant shall be paid in cash simultaneously with the conveyance thereof, as provided in Article VII, and 50% of all Plant Start-Up Costs (as defined below in this Article) thereafter incurred shall be paid in cash within 20 days of payment thereof by Enterprise;

     (2) 50% of the interest incurred or accrued prior to Closing (as hereinafter defined) under the Construction Loan Agreement is to be paid in cash at the time of Closing (as hereinafter defined); and

     (3) 50% of the book value of the Plant (exclusive of real property referred to in paragraph 2.2B) is to be paid (i) by an initial installment equal to 50% of all costs and expenses incurred prior to the Closing (as hereinafter defined) in connection with the construction of the Plant and the acquisition of the items of machinery, equipment and related property referred to in paragraph 2.1B; and (ii) by monthly installments in amounts sufficient to reimburse Enterprise for all costs and expenses (other than permanent financing interest accruing after the Closing, as hereinafter defined) paid after the Closing (as hereinafter defined) in connection with the construction of the Plant and the acquisition of the items of machinery, equipment and related property referred to in paragraph 2.1B. Each such monthly installment shall cover payments made by Enterprise in the month preceding reimbursement by Hercules, and shall be paid by Hercules within 20 days after receipt of properly certified invoices, approved by Hercules. All invoices shall be accompanied by such relevant vouchers, invoices and other documents as Hercules may require.

Such terms of payment are subject to revision in the event Hercules and Enterprise are able to obtain more favorable permanent financial terms than those contained in the Construction Loan Agreement.
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                                      -9-


        D. There shall be no apportionment of such items as taxes, water charges and the like, since all normally adjustable items shall be paid by Enterprise either as vendor or as tenant under this Article.

        E. As used in this Section, "Plant Start-Up Costs" means all reasonable direct costs and expenses incurred by Enterprise for the introduction of process materials into the operating unit of the new facility and not capitalized. Such costs and expenses shall include those specified in Exhibit F attached hereto, and shall be determined in accordance with the provisions of said Exhibit F.

SECTION 2.3 GUARANTEES

        A. Enterprise guarantees to Hercules that the completed Plant, when supplied with the requisite quantities of Feedstocks meeting the specifications set forth in Exhibit E attached hereto, will produce Polymer Grade Propylene at a production rate of 315 million pounds per year at 99.5% purity and 380 million pounds per year at 98% purity.

        B. Enterprise, for itself and its subcontractors, guarantees to Hercules that:
             (1) all design, engineering, construction, procurement and installation services performed in connection with the construction of the Plant will comply with all laws, ordinances, orders, rules and regulations of all Federal, State and local authorities of competent jurisdiction and will be in conformity with sound and currently acceptable engineering and construction practices and experience; and

             (2) all work performed in connection with the construction of the Plant will be free from defects in
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                                      -10-


        workmanship and materials for a period of 18 months after successful performance of the performance guarantees set forth in paragraph 2.3A.

Enterprise shall, as soon as practicable, correct, repair or replace any defective material or workmanship within said 18 month period and shall make such alterations and assume such costs as may be necessary to cause the Plant to be free from defects.

        C. Enterprise shall obtain from vendors, manufacturers and other contractors, for the benefit of Enterprise and Hercules, such guarantees and/or warranties as are reasonably obtainable.

SECTION 2.4 DEMISING CLAUSE

        Hercules leases to Enterprise, and Enterprise leases from Hercules, the 50% undivided interest to be acquired by Hercules from Enterprise, as provided in Section 2.2, in and to the Plant, to have and to hold the Plant during the period, at the rental and upon the terms and conditions hereinafter provided.

SECTION 2.5 TERM OF LEASE AND RENTAL PROVISIONS

        A. The Plant shall be leased for a period commencing on the date upon which Hercules acquires a 50% undivided interest therein and ending 11:59 p.m. on the date of expiration of this Agreement, including any extensions thereof, (as such term is provided for in Section 11.1), both dates inclusive; provided, that such lease term may be terminated by cancellation or other termination of this Agreement as is provided for in Section 11.2.

As to the interest in the Plant leased hereunder, the initial lease term and any extension thereof hereunder are collectively referred to hereinafter as the "Lease Term".

        B. Enterprise shall pav Hercules, without previous demand therefor and without deduction or setoff (including deductions or setoffs due or alleged to be due by reason of any past, present or future claims of Enterprise against Hercules under this Agreement or under the Propylene Sales Agreement, or otherwise), as rent for use of the leasehold estate created in Section 2.4, a sum which equals 3.5 cents per gallon for 50% of all Polymer Grade Propylene produced at the Plant; provided, however, that commencing January 1, 1981, the sum payable as rent during that year and each year thereafter shall equal 4 cents per gallon for 50% of all Polymer Grade Propylene produced at the Plant. Within 15 days after the end of each month during the Lease Term, Enterprise shall furnish to Hercules a statement, certified as true and correct by Enterprise, setting forth the number of gallons of Polymer Grade Propylene produced at the Plant during the preceding month.

        C. The rents specified in paragraph 2.5B are predicated upon production levels at the Plant of 180 million pounds of Polymer Grade Propylene in 1979, 200 million pounds in 1980, 315 million pounds in 1981 and 380 million pounds in 1982 and subsequent years. Enterprise agrees that if actual production of Polymer Grade Propylene does not at least equal these levels, the difference between the amount of rent paid based on actual production and the amount of rent that would have been payable at the applicable level mentioned above shall be paid as additional rent to Hercules; but only to the extent that requisite quantities of Feedstocks meeting the specifications set forth in Exhibit E
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                                      -12-


attached hereto are obtainable, either by Enterprise or Hercules. If Enterprise fails to give Hercules at least 180 days prior written notice of a potential shortfall in supply of specification Feedstocks, Enterprise shall pay to Hercules, as additional rent, the full difference between the amount of rent paid based on actual production and the amount of rent that would have been payable at the applicable level mentioned above; but only if Hercules can demonstrate by reasonable evidence that such Feedstocks were obtainable.

        D. In the event Hercules should fail in any year to take delivery of the applicable quantities specified in paragraph 2.8A, Enterprise shall be relieved of its obligation under paragraph 2.5B to pay rent.

        E. In the event Enterprise should fail to make any of the payments required under this Section 2.5 when due and payable, the leasehold estate created in Section 2.4 shall be in default. Hercules shall have the right (but not the obligation) to waive any such default as to the termination of this Agreement or to extend the payment date; however, any such waiver or extension shall not absolve Enterprise from its obligation to pay all unpaid rents. All unpaid rents shall continue as an obligation of Enterprise until such amount shall have been fully paid, with interest thereon at a rate, per annum, on the overdue payments for the period of time during which they are overdue, equal to 1.5% over the prime commercial lending rate, then in effect, of Citibank, New York, New York, or if said rate is legally unenforceable, then such lesser amount as may be legally enforceable.

        F. Enterprise shall make all rental payments to Hercules in immediately available funds, at a bank in Wilmington, Delaware designated by Hercules, or to such other person and/or at such other place as Hercules or Hercules' assignee may designate in writing. All such payments shall be made concurrently with the furnishing of the statement provided for in paragraph 2.5B.

        G. Enterprise shall keep and retain at its principal offices complete and accurate books, records and accounts to record and reflect the amount of Polymer Grade Propylene produced at the Plant and all other business transacted at the Plant. Hercules and its representatives shall have the unrestricted right at all reasonable times during regular business hours, at such offices, to audit, examine and make copies of and extracts from any and all of such books, records and accounts (and supporting materials). Enterprise shall preserve and make available the above books, records and accounts for a period of 5 years following the end of the calendar year to which they pertain.

        H. Hercules may require that the records and accounts of Enterprise referred to in paragraph 2.5G be audited at the conclusion of each business year of Enterprise, or more often if Hercules questions the certified statements furnished by Enterprise. The cost of these audits shall be paid by Hercules unless the certified statement is found inaccurate by an independent certified public accountant, in which case Enterprise shall bear all costs and expenses of the audit and immediately pay any rental due.

        I. All taxes, charges, costs and expenses which Enterprise assumes or agrees to pay hereunder, together with (i) all interest and penalties that may accrue thereon in the event of Enterprise's failure to pay the same as herein provided, (ii) all other damages, costs and expenses which Hercules mav suffer or Incur, and (iii) any and all other sums which may become due by reason of any default of Enterprise or failure on Enterprise's part to comply with the agreements, terms, covenants and conditions of this Agreement on Enterprise's part to be performed, and each or any of them, shall be deemed to be additional rent. In the event of nonpayment of any of them, Hercules shall have all the rights and remedies herein provided in the case of nonpayment of rent.

SECTION 2.6 USE CLAUSE

        Enterprise shall only use the demised premises for separation of Polymer Grade Propylene and propane from a mixed propane-propylene stream. Such premises shall not be used for any other purpose without Hercules' prior written consent.

SECTION 2.7 OPERATION OF THE PLANT

        A. Enterprise shall assume full and sole responsibility for the operation and management of the Plant. Enterprise shall conduct all operations, maintenance and repairs of the Plant at its own risk, cost and expense, supplying all and every item or items of expense it deems necessary or desirable for such operations, maintenance and repairs. It is specifically understood and agreed that in no event shall Hercules be liable for any cost or expense incurred by Enterprise in conducting operations, maintenance and/or repairs at the Plant.

        B. Enterprise shall operate, maintain and repair the Plant in accordance with accepted good practices, and shall use all due diligence to continuously Produce for Hercules such quantities of Polymer Grade Propylene as are at least sufficient to cover the requirements of Hercules for such product under the Propylene Sales Agreement; subject, however, at all times to the capacity limitations of the Plant and to interruption for scheduled maintenance shutdowns or turnarounds of approximately 15 days during any year.

        C. Enterprise shall be entitled to all revenues and profits arising out of the operations at the Plant; all expenses, losses and liabilities incurred, accruing or resulting from such operations shall be borne solely by Enterprise.

SECTION 2.8 DISPOSITION AND STORAGE OF PRODUCT

        A. All propylene, propane, light ends, heavy fractions and waste produced at the Plant shall be disposed of as follows:

            (1) Hercules shall take Polymer Grade Propylene produced at the Plant as follows:

            During 1979 and 1980, Enterprise shall sell and deliver to Hercules, and Hercules shall purchase from Enterprise, a total of 50 and 150 million pounds, respectively each year, of Polymer Grade Propylene. Beginning in 1981, and throughout the continuation of this Agreement, including any renewal thereof, Enterprise shall sell and deliver to Hercules, and Hercules will purchase from Enterprise, the full output of the Plant of Polymer Grade Propylene, which is estimated to be 315 million pounds at 99.5% purity in 1981 and 380 million pounds at 98% purity in 1982 and thereafter. All such Polymer Grade Propylene shall be sold by

          Enterprise to Hercules under the terms set forth in the Propylene Sales Agreement, which Enterprise and Hercules shall enter into concurrently herewith.

          (2) Prior to January 1, 1981, Enterprise may sell to any firm or firms such quantities of propylene as may be in excess of that required for supply to Hercules under the Propylene Sales Agreement.

          (3) Propane produced at the Plant (other than the propane sold to Hercules as part of propylene on a contained basis) shall be taken by Enterprise. All other by-products (including light ends and heavy fractions) and waste resulting from operation of the Plant shall likewise be taken by Enterprise. Enterprise shall take all such by-products and waste in kind for further processing, sale, storage or disposal, or shall otherwise dispose thereof, all without cost or compensation to Hercules.

        B. Enterprise has leased until April 1, 1983 certain salt dome caverns and related storage facilities at Mt. Belvieu, Texas for the storage underground and handling of 1 million barrels of Feedstocks and 500,000 barrels of Polymer Grade Propylene. In connection with the use thereof, Enterprise shall provide, or cause to be provided, all attendant connecting pipelines pumps, meters and other appurtenant equipment and facilities necessary for the storage and handling of Feedstocks required for the Plant and Polymer Grade Propylene produced at the Plant. Beginning on January 1, 1979, Hercules shall reimburse Enterprise for the actual lease costs for Polymer Grade Propylene storage, not to exceed $315 thousand per year. Beginning on January 1, 1980, Hercules shall reimburse Enterprise for 50% of the actual lease costs for Feedstocks storage, not to exceed $313 thousand per year.

        C. After April 1, 1983, Enterprise shall provide, or cause to be provided, storage capacity at Mt. Belvieu, Texas sufficient to meet the then requirements for Feedstocks and Polymer Grade Propylene at the Plant. Such capacity shall be made available by Enterprise at the rental and upon such other terms and conditions as may be mutually agreed upon by Enterprise and Hercules. Said mutually agreed upon rent shall not exceed actual lease costs or, in the case of facilities owned by Enterprise and/or any of its affiliates, the prevailing rent then payable by major oil or chemical companies for comparable storage facilities in the Gulf Coast area.

        D. Storage of Polymer Grade Propylene shall be in accordance with a storage agreement to be entered into between Enterprise and Hercules as soon as practicable after the execution of this Agreement, said storage agreement to contain provisions consistent with this Agreement and mutually satisfactory to both Enterprise and Hercules.

SECTION 2.9 MAINTENANCE AND MODIFICATIONS

        A. Enterprise shall, at all times during the Lease Term, and at its own cost and expense, maintain and keep the Plant in good repair and operating condition, making from time to time any and all repairs thereto and renewals and replacements thereof sufficient for the operation of the Plant for the uses herein specified. Enterprise shall use all reasonable precautions to prevent waste, damage or injury to the Plant. This obligation of Enterprise with respect to repairs and maintenance is intended and understood to cover and include the entire Plant and each part and portion thereof (including all structures, fixtures, machinery, equipment and related property which at any time during the Lease Term shall be erected or installed thereon or therein), both inside and outside, structural or non-structural, extraordinary or ordinary, and whether the same be determined to be in the nature of real property, personal property or mixed. It is further intended and understood that said obligation covers and includes repairs, renewals and replacements howsoever the necessity or desirability therefor may occur, and whether or not necessitated by wear and tear.

        B. The necessity for and adequacy of repairs to the Plant and each part and portion thereof (including all structures, fixtures, machinery, equipment and related property which at any time during the Lease Term shall be erected or installed thereon or therein) pursuant to this Agreement shall be measured by the standard which is appropriate for facilities of similar construction and class; provided that Enterprise shall in any event make all repairs necessary to avoid any structural damage or injury to the Plant.

        C. Notwithstanding the provisions of paragraph 2.9A, in any instance where Enterprise in, its sound discretion determines that any items of machinery, equipment and related property installed in or brought by Enterprise on the Plant at any time during the Lease Term pursuant to this Agreement (such machinery, equipment and related property (i) consisting of each item more particularly, but not exclusively, described in the general list attached to this Agreement as Exhibit F and each item of machinery, equipment and related property installed in or brought by Enterprise on the Plant pursuant to this Agreement in substitution therefor and/or renewals or replacements thereof, and
(ii) collectively and individually hereinafter called "Plant Equipment") have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the following provisions shall apply:

        (1) Enterprise may remove such items of Plant Equipment from the Plant and sell, trade in, exchange or otherwise dispose of them (as a whole or in part) without compensation to Hercules therefor, but only where such

     Plant Equipment is replaced, or substitution therefor is installed anywhere on the Plant, by other machinery, equipment or related property having equal or greater value and utility (but not necessarily having the same function) in the operation of the Plant as a modern industrial plant; and provided such removal and substitution shall not impair operating utility. All such substituted machinery, equipment or related property shall be free of all liens and encumbrances (other than Permitted Encumbrances) and shall become a part of the Plant.

          (2) In the event such removal causes damage to existing buildings, structures or Plant Equipment not being removed, the restoration and repair of such damage shall be made at the cost and expense of Enterprise.

          (3) The removal from the Plant of any portion of the Plant Equipment pursuant to the provisions of this Section shall not entitle Enterprise to any abatement or diminution of the rents payable under paragraph 2.5B.

          (4) Enterprise will promptly report to Hercules each removal, substitution, sale and other disposition under this Section; provided, that unless otherwise requested by Hercules, no such report need be made until the amount of all such sales, trade-ins or other dispositions not previously reported aggregates at least $100,000. Enterprise shall not remove, or permit the removal of, any of the Plant Equipment from the Plant except in accordance with the provisions of this paragraph 2.9C.

     D. In the event that Enterprise shall at any time during the Lease Term fail, neglect or refuse to make or do any and all repairs or maintenance required to be made or done by it under the terms and provisions hereof, then Hercules, upon 10 days' prior written notice and the failure of Enterprise to make or do, or undertake and diligently pursue to make or do, the required repairs or maintenance within such time, may make or do such repairs or maintenance for the account of Enterprise (but shall be under no obligation to do so), and any costs and expenses incurred or paid by Hercules therefor, together with interest thereon at the rate, per annum, specified in paragraph 2.5E hereof, shall be charged against Enterprise and shall be deemed a part of and paid with the next installment of rent payable by Enterprise to Hercules hereunder. Enterprise hereby waives the provisions of all statutes or laws, whether now in force or hereafter adopted, permitting Enterprise to make repairs at the expense of or for the account of Hercules, or to terminate a lease by reason of the condition of the premises leased by Enterprise.

        E. All work done pursuant to paragraphs 2.9A, B, C and D shall be done in a good and workmanlike manner and in accordance with all applicable laws. Title to any and all repairs, renewals and replacements to the Plant or any part thereof shall upon their completion vest in Enterprise and Hercules in proportion to their respective interests in the Plant and shall be subject to this Agreement.

        F. Hercules shall not be liable for or be called upon at any time during the Lease Term to make any repairs or replacements of any part of the Plant, or any improvements, additions or alterations, under any conditions whatsoever. The intention of this Agreement is that the rent received by Hercules shall be free and clear from any expenses in connection with the maintenance or repair to the Plant or any improvements on equipment at any time thereon.

SECTION 2.10 SERVICES

        Hercules shall not be under any obligation to furnish any service to the Piant, including gas, heat and electric current, and shall not be liable for any failure of water supply or electric current or of any service by any utility. Enterprise shall pay to the persons furnishing the same, when and as the same become due and payable, and shall hold Hercules and its successors harmless from and against, all charges for water, heat, gas, electricity, power, refuse disposal and other utilities furnished to and used at or in connection with the construction, operation, maintenance, use, occupancy and upkeep of the Plant.

SECTION 2.11 CASUALTY AND CONDEMNATION

        A. Except as hereinafter provided, the loss, irreparable damage or destruction of all or a part of the Plant by reason of any cause whatsoever, or the taking or requisition thereof for any public or quasi-public purpose by any lawful power or authority, by the exercise of the right of condemnation or eminent domain or by agreement between Enterprise, Hercules and those authorized to exercise such right (hereinafter collectively called "Casualty Occurrences"), shall not terminate this Agreement or diminish the obligations of Enterprise hereunder, any law, rule or regulation to the contrary notwithstanding. Enterprise shall as soon as practicable notify Hercules in writing of any material loss or destruction by Casualty Occurrence affecting the Plant.

        B. Unless otherwise agreed upon by Enterprise and Hercules, in the event that any Casualty occurrence results in damage to or impairment of the value or the use of the Plant, and such damage or impairment does not constitute a total or substantial loss as provided in paragraph 2.11C, Enterprise shall (i) promptly commence and thereafter proceed with all reasonable diligence to repair, restore or reconstruct the Plant to the extent necessary to re-establish the value and use thereof, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by Enterprise and approved by Hercules and as will not impair operating unity or productive value of the Plant; and (ii) apply for such purpose so much as may be necessary of any net proceeds of any condemnation award and/or insurance required to be carried in Section 8.4 resulting from claims for losses. In the event such net proceeds are not sufficient to pay in full the costs of such repair, restoration or reconstruction, Enterprise shall nonetheless complete such work and Enterprise and Hercules shall each pay one-half of that portion of the costs thereof in excess of the amount of said net proceeds.

        C. Unless otherwise agreed upon by Enterprise and Hercules, in the event any Casualty Occurrence shall result in a total or substantial loss of the Plant, that is, any loss, damage or destruction for which the cost of repair or restoration exceeds 50% of the replacement cost of the Plant or $6 million, whichever is the greater, Enterprise and Hercules shall each have the right (but shall be under no obligation) to repair, restore or reconstruct the Plant to the extent necessary to re-establish the value and use thereof, applying for such purpose so much as may be necessary of any net proceeds of any condemnation award and/or insurance required to be carried in Section 8.4 resulting from claims for losses. In the event such net proceeds are not sufficient to pay in full the costs of such repair, restoration or reconstruction, the party(s) electing to complete such work shall pay for that portion of the costs thereof in excess of the amount of said proceeds. Neither Enterprise nor Hercules shall, by reason of the payment of such excess costs, be entitled to any reimbursement from the other party hereto, and all assets acquired as a part of such repair, restoration or reconstruction, by construction or otherwise, shall be the exclusive property of the party(s) paying for such acquisition. In the event of payment of such excess cost by Hercules or Enterprise, the rentals payable under this Agreement shall be adjusted to reflect the change in percentage of ownership of the Plant.

        D. In any case where the use of the Plant is adversely affected by any Casualty Occurrence, there shall be either an abatement or an equitable reduction in compensation payable under paragraph 2.5B. The amount of such abatement or reduction shall depend on the period for which and the extent to which the Plant is not reasonably usable for the purpose for which an interest therein is leased hereunder.

                                  ARTICLE III

                                  FEEDSTOCKS

SECTION 3.1 SUPPLY OF FEEDSTOCKS

        A. Enterprise shall provide for the period commencing with the effective date hereof and ending December 31, 1992, Feedstocks in sufficient quantities to enable it to produce at the Plant such quantities of Polymer Grade Propylene as are necessary to meet Enterprise's obligations to supply such propylene under the Propylene Sales Agreement; subject, however, at all times to the capacity limitations of the Plant. Such supply shall be without cost or expense to Hercules.

        B. At the expiration of the aforesaid period (ending December 31, 1992), Enterprise shall, if requested to do so by Hercules, use its best efforts to supply, for the continuation of this Agreement and any extended term(s) thereof, Feedstocks for production at the Plant of such quantities of Polymer Grade Propylene as are necessary to meet Enterprise's obligations to supply such propylene under the Propylene Sales Agreement; subject, however, at all times to the capacity limitations of the Plant. Said Feedstocks, if obtained, shall be without cost or expense to Hercules and shall be dedicated to production that shall be sold by Enterprise pursuant to the Propylene Sales Agreement.

        C. Enterprise shall, at its own risk, cost and expense, construct, install, own, operate and maintain on its site near Mt. Belvieu, Texas, all equipment and related facilities, including pipelines, pumps, meters and other appurtenances, necessary for the supply of Feedstocks and for the return to Enterprise of by-products produced in the propane-propylene separation process at the Plant, as such return is provided for under paragraph 2.8A(3).

        D. Title to Feedstocks provided by Enterprise hereunder shall at all times remain in Enterprise.

SECTION 3.2 RIGHT TO SUPPLY FEEDSTOCKS

        A. Hercules may from time to time provide (but shall be under no obligation to do so) such additional quantities of Feedstocks as may be required for maximum production at the

Plant, but only those quantities which are in excess of that available under contracts between Enterprise and third parties. In such event, title to all such Feedstocks shall from and after delivery to the Plant be in Hercules, and title to all products and by-products produced therefrom shall until delivery to Hercules be in Hercules, save and except that all propane and other light ends and heavy fractions resulting as by-products of the separation process shall be retained by Enterprise for its own account, subject to payment of reasonable compensation therefor to Hercules. Enterprise and Hercules shall from time to time mutually agree upon a tolling fee for the Polymer Grade Propylene, which shall be equal to reasonable direct operating costs plus 2 cents per gallon of Polymer Grade Propylene.

        B. Enterprise shall guarantee that the losses of Feedstocks supplied by Hercules, if any, will not exceed 2%. Enterprise shall reimburse for excess loss at the value of such Feedstocks plus all transportation, warehousing and handling charges which Hercules has already paid or becomes obligated to pay for the Feedstocks.

                                  ARTICLE IV

                                  TECHNOLOGY

        For and in consideration of the agreements herein contained to be kept and performed by Hercules, Enterprise hereby grants to Hercules a non-exclusive right and license to use the technical and operational information and data outlined in Exhibit G attached hereto. Said information and data relate to processes, apparatus and compositions used for separation of polymer grade propylene from mixed propane-propylene streams. The terms and conditions under which the patents, information and data are to be disclosed and made available are contained in said Exhibit G.

                                   ARTICLE V

                               PIPELINE SYSTEMS

SECTION 5.1 CONSTRUCTION OF PIPELINES

        A. Subject to the provisions of Section 5.4, Enterprise shall continue, with diligence and continuity, and at its own risk, cost and expense, to design, engineer, construct and equip the following pipelines:

            (1) a pipeline commencing at a location which shall be selected by mutual agreement between Hercules and Enterprise on the property line of the Plant and extending to a point which shall be selected by mutual agreement between Hercules and Enterprise on the property line of the property on which the Goodyear Beaumont Chemical Plant, southwest of Beaumont, Texas, is situated;

            (2) a pipeline commencing at the terminus east of the Sabine River of the pipeline leased from Mobil Oil Company pursuant to Section 5.2 and extending to a point which shall be selected by mutual agreement of Hercules and Enterprise on the property line of the property on which Hercules' plant near Lake Charles, Louisiana is situated; and

            (3) a pipeline commencing at the terminus near La Porte, Texas of the pipeline leased from Mobil oil Company pursuant to Section 5.2 and extending to a point which shall be selected by mutual agreement of Hercules and Enterprise on the property line of the property on which Hercules' plant near Bayport, Texas is situated.

Such pipelines shall include all pumps, meters and related equipment and facilities which may be necessary for the distribution and storage of Polymer Grade Propylene and allied products and for the operation and maintenance of each pipeline as part of a complete and modern closed petrochemical pipeline system dedicated to and adequate for the purposes hereinafter stated. Said pipelines shall have a nominal throughput capacity of 380 million pounds per year from Mt. Belvieu, Texas to Bayport, Texas; 380 million pounds per year from Mt. Belvieu, Texas to Beaumont, Texas; and 510 million pounds per year from Beaumont, Texas to Lake Charles, Louisiana.

         B. Enterprise shall have full responsibility for the supervision, direction and coordination of all phases of procurement, construction and installation with respect to the pipelines, pumps, meters and related equipment and facilities referred to in paragraph 5.1A and for the acceptance or rejection thereof.

         C. Enterprise shall, as such payments become due, pay all costs and expenses incurred in connection with the design, engineering, construction and equipping called for by paragraph 5.1A, including all cost and expenses incurred or accrued in connection with the acquisition of (i) all labor, materials, equipment and tools, (ii) all permits, consents, approvals, licenses, certificates and other authorizations, and (iii) all easements, rights-of-way and other interests in land.

        D. Enterprise shall cause the design, engineering, construction and equipping called for by paragraph 5-1A to be performed with all reasonable dispatch, in workmanlike manner and consistent with good engineering and construction practices and in accordance with all applicable laws.

        E. During the construction period, Enterprise shall:

           (1) prepare monthly engineering and construction progress reports and progress cost statements, showing cumulative commitments, expenditures and construction progress to date, in relation to the cost estimate; and

           (2) in general, keep Hercules advised of developments in all phases of the construction work, particularly those which may affect the cost of construction or completion date.

        F. upon completion of each of the Pipeline Systems, Enterprise shall deliver to Hercules "as-built" drawings.

        G. Enterprise shall have the right to subcontract such portions of the design, engineering, construction and equipment work as it shall deem advisable and to procure materials and equipment from such vendors as it shall deem advisable.

SECTION 5.2 LEASE OF MOBIL PIPELINES

        Enterprise shall exercise its best efforts to negotiate and enter into:

             (1) a lease, in assignable form and satisfactory in scope, substance and form to Hercules, from Mobil Oil Company or its affiliate, as lessor, to Enterprise, as lessee, covering the petroleum products pipeline commencing at a point near Mt. Belvieu, Texas and extending under the Houston, Texas ship channel to a point near La Porte, Texas (such pipeline, if acquired by lease, shall constitute part of the Pipeline Systems); and

             (2) a lease, in assignable form and satisfactory in scope, substance and form to Hercules, from Mobil Oil Company or its affiliate, as lessor, to Enterprise, as lessee, covering the petroleum products pipeline commencing at the Goodyear Beaumont Chemical Plant, southwest of Beaumont, Texas, and extending under the Sabine River to its terminus at a point east of such river (such pipeline, if acquired by lease, shall constitute part of the Pipeline Systems).

SECTION 5.3 COMPLETION DATE

        Enterprise shall use its best efforts to cause the segment of the Lake Charles Distribution System beginning at Mt. Belvieu, Texas and terminating at Beaumont, Texas to be completed April 1, 1979, and the remaining portions of the Lake Charles Distribution System and the Bayport Distribution System to be completed by July 1, 1979, or as soon thereafter as may be practicable, delays incident to strikes, acts of God or other causes beyond the reasonable control of Enterprise excepted.

SECTION 5.4  ACQUISITION AND SALE OF INTERESTS
             IN THE PIPELINE SYSTEMS

        A. Contemporaneously with the execution of this Agreement, Hercules shall purchase from Enterprise, and Enterprise shall sell, assign and convey to Hercules, a 50% undivided interest in and to each Pipeline System, all for the purchase price and on the other terms and conditions hereinafter set forth.

        B. The purchase price to be paid by Hercules to Enterprise for each of the 50% undivided interests referred to in paragraph 5.4A shall be an amount equal to 50% of the final book investment (excluding any interest charges) of Enterprise for said Pipeline System, not to exceed $4.66 million, in the aggregate, for both the Lake Charles and Bayport Distribution Systems. Such ceiling does not include actual lease costs for pipelines referred to in Section 5.2; it pertains only to capital costs. Payment shall be made by monthly installments in amounts sufficient to reimburse Enterprise for all costs and expenses referred to in paragraph 5.1C that are paid in the preceding month. Each such installment is to be paid by Hercules within 20 days after receipt of properly certified invoices, approved by Hercules. All invoices shall be accompanied by such relevant vouchers, invoices and other documents as Hercules may require.

SECTION 5.5 GUARANTEES

        A. Enterprise, for itself and its subcontractors, guarantees to Hercules that:

            (1) all design, engineering, construction and equipping services performed in connection with the construction of the Pipeline Systems and/or the construction and installation of all equipment and facilities appurtenant thereto, including pipelines, pumps, meters and other equipment and facilities associated with the Pipeline Systems, will comply with all laws, ordinances, orders, rules and regulations of all Federal, State and local authorities of competent jurisdiction and will be in conformity with sound and currently acceptable engineering and construction practices and experience; and

            (2) all work performed in connection with the design, engineering, construction and equipping of the Pipeline Systems, including the construction and installation of all pipelines, pumps, meters and appurtenant equipment and facilities, will be free from defects in workmanship and materials for a period of 18 months after installation.

Enterprise shall, as soon as practicable, correct, repair or replace any structures, facilities or equipment found to be defective in material or workmanship within said 18 month period and shall make such alterations and assume such costs and expenses as may be necessary to cause the Pipeline Systems to be free from defects.

        B . Enterprise shall obtain from vendors and manufacturers, for the benefit of Enterprise and Hercules, such guarantees and/or warranties as are reasonably obtainable.

SECTION 5.6 OPERATION OF PIPELINE SYSTEMS

        A. Enterprise shall undertake to operate and maintain the Pipeline Systems in accordance with the terms and provisions of this Agreement, when and if the following conditions have been fully met:

            (1) all applicable approvals, permits, licenses, certificates and other authorizations required for the safe construction and operation of the Pipeline Systems shall have issued;

            (2) all consents, licenses, easements, rights-of-way and other interests in land necessary or desirable for construction and operation of the Pipeline Systems shall have been obtained; and

            (3) all insurance coverage described in Section 8.4 shall have issued.

        B. Hercules hereby engages Enterprise, and,Enterprise hereby undertakes, as an independent contractor and not as an agent of Hercules, to operate and maintain the Pipeline Systems solely (except as hereinafter provided in Section 5.11) to transport for Hercules Polymer Grade Propylene between the Plant and the Lake Charles, Louisiana and Bayport, Texas plants of Hercules, and between such other places on the Pipeline Systems as Hercules may from time to time direct; subject, however, at all times to, the capacity limitations of the Pipeline Systems and to the extent all or any part of said Pipeline Systems are deemed to be a common carrier under Federal or state law. Enterprise shall assume and have full direction, management and control of the Pipeline Systems and, subject to the terms and provisions hereof, shall conduct and manage the operations of the Pipeline Systems for the safe and careful transportation of Polymer Grade Propylene and other products between the places referred to in the preceding sentence.

        C. Enterprise shall perform such duties and functions as are customarily performed in the usual course of handling, storing, transporting and delivering light hydrocarbon liquids, using all reasonable diligence and cause to provide continuously for the safe, efficient, expeditious and economic distribution of product. Without limiting the generality of the foregoing, Enterprise may curtail or interrupt the operations of the Pipeline Systems when essential for maintenance, repair, replacement, relocation or alteration of the Pipeline Systems, or any portion thereof, but such curtailment or interruption shall be kept to a minimum, and such activities shall be scheduled so as to avoid, whenever possible, interference with normal operations at the Bayport, Texas and Lake Charles, Louisiana plants of Hercules.

        D. Prior to the commencement of operations of the Pipeline Systems, Enterprise, in cooperation with Hercules, shall prepare an operating manual ("Operating Manual") and an accounting procedures manual ("Accounting Procedures Manual") setting forth procedures for the operation and maintenance of, and accounting for, the Pipeline Systems. The Accounting Procedures Manual shall be subject to the approval of Hercules. Both manuals shall, when completed, be incorporated by reference to this Agreement. It is understood and agreed that notwithstanding any approval by Hercules of the Accounting Procedures Manual, or any participation by Hercules in the preparation of the Operating Manual, Hercules shall have no responsibility therefor.

        E. In carrying out its duties and functions with respect to the operations and maintenance of the Pipeline Systems, Enterprise shall inter alia:

            (1) operate and maintain the Pipeline Systems in a safe, efficient, economic and workmanlike manner, and in accordance with the Operating Manual and good and modern petrochemical industry practice, for the handling, storage, transportation and delivery of product in accordance with schedules developed with complete cooperation with Hercules so as to meet Hercules' requirements;

            (2) except as otherwise provided herein, advance all necessary operating funds required to conduct all operations and maintenance hereunder;

            (3) employ, supervise, discharge and pay employees, contractors and other personnel required for the efficient and safe operation and maintenance of the Pipeline Systems and for the safe and careful transportation and storage of Polymer Grade Propylene and allied products;

            (4) except as otherwise provided herein, supply or purchase all materials, supplies, equipment, tools and other physical elements necessary or desirable for the efficient and safe operation and maintenance of the Pipeline Systems and for the safe and careful transportation and storage of Polymer Grade Propylene and allied products;

            (5) supply or purchase all water, electricity and other utilities necessary for the operation and maintenance of the Pipeline Systems and for the safe and careful transportation and storage of Polymer Grade Propylene and allied products;

            (6) perform all financial, accounting, purchasing, labor relations, traffic and other similar management and administrative services or functions required by the operations of the Pipeline Systems;

            (7) cause to be made under its supervision such routine repairs, replacements, relocations and alterations as Enterprise reasonably shall consider necessary or advisable, all in accordance with the Operating Manual and good industry practice;

            (8) take all steps and action necessary to comply strictly in every respect with, and to cause the Pipeline Systems to be in compliance with, (i) all existing and future applicable laws, ordinances, rules, orders and regulations of any competent authority having jurisdiction, as provided in Section 8.1; (ii) all applicable provisions contained in documents executed in connection with the obtaining of financing, whether interim or permanent, of the Pipeline Systems; (iii) all applicable provisions contained in insurance policies issued to Enterprise in connection with the Pipeline Systems; and (iv) all terms and conditions of all leases forming a part of the Pipeline Systems, so that such leases shall be kept in full force and effect;

            (9) promptly, carefully, safely and properly handle, store, transport and deliver for Hercules all Polymer Grade Propylene and allied products to be transported between the places referred to in paragraph 5.6B;

            (10) make and keep a daily and monthly account of all Polymer Grade Propylene and other products received and delivered;

            (11) account and be responsible for all property of Hercules received by or delivered to Enterprise for transmission;

            (12) perform all duties and responsibilities described in the Operating Manual, including:

                 (a) telemeter monitorina of all portions of all pumping
            stations, including pumps, meter runs, pressure control equipment, block valves and automation and telemetering equipment;

                 (b) preparation of weekly operation records that indicate
            discharge pressure of pumps and any other unusual operations of the Pipeline Systems;

                 (c) approximate monthly aerial or physical patrol of the
            pipelines;

                 (d) semi-annual inspection of all block valves on the pump station and pipelines;

                 (e) semi-annual examination of test coupons to determine the extent of any internal corrosion;

                 (f) semi-annual inspections and test of relief valves and other pressure control equipment;

                 (g) regular calibration and inspection of meters;

                 (h) emergency and routine investigations of the pipelines if leakage is indicated, either by a comparison of the flow rate of check meters or reported by third party or any other reason;

                 (i) emergency repair of damaged pipelines facilities from any cause, and warning the public, landowners and others with respect thereto;

                 (j) investigation of landowner, state, regulatory or general public complaints and inquiries and advising Hercules;

                 (k) preparation and filing of required reports to Federal, state and local agencies;

                 (l) preparation of records to substantiate the inspection tests and repairs required above;

     (13) promptly pay and discharge all operating and maintenance costs and expenses actually incurred by or allocable to the Pipeline Systems, including taxes, assessments, premiums on insurance and interest and amortization on interim and permanent financing of construction loans;

     (14) keep the Pipeline Systems in continuous operation, except during periods of shutdown occasioned by unusual catastrophes and accidents beyond the reasonable control of Enterprise;

     (15) notify Hercules promptly of any labor disputes, operating difficulties or other problems which are considered to be of a major importance with respect to the Pipeline Systems and keep Hercules informed as to action taken in connection therewith;

     (16) furnish monthly and annual reports to Hercules of the following particulars with regard to Pipeline Systems operation:

          (a) total quantities (by product) of all products transported through the Pipeline Systems during the preceding month or year, as the case may be;

          (b) statement of loss of product with such explanations as are applicable;

          (c) inventory of total products (by product) stored for the account of Hercules;

          (d) expenditures and accounting statements as are required to substantiate the Pipeline Systems' operating and maintenance costs;

          (e) an operating report prepared by technical and management personnel summarizing operations for the month or year, as the case may be; and

          (f) projection of unusual costs and capital expenditures.

The monthly reports called for in clause (16) shall be mailed to Hercules on or before the 15th working day following the end of the monthly period reported. The annual reports called for in (a), (b), (c), (d) and (e) of clause (16) shall be submitted to Hercules on or before the 31st day of January for operations of the previous year, and the annual report called for in (f) shall be submitted to Hercules on or before the 1st day of September of the year preceding the year for which such projections are made.

        F. The foregoing specific duties and functions are not in limitation of any other duties or functions to be performed by Enterprise as provided elsewhere in this Agreement.

        G. It is understood and agreed that: (i) except as expressly provided otherwise elsewhere in this Agreement, Enterprise shall conduct all operations and routine maintenance of the Pipeline Systems, supplying all and every item or items of expense; and (ii) in no event shall Hercules be liable for any cost or expense incurred by Enterprise in the operation or maintenance of the Pipeline Systems, except as expressly provided in Section 5.7.

        H. Notwithstanding any provision of this Section to the contrary, unless an expenditure is made or an obligation incurred in direct pursuance to a budget approved as hereinafter provided, no single expenditure or series of related expenditures shall be made, and no single obligation or series of related obligations shall be incurred, by Enterprise in connection with the operation or maintenance of the Pipeline Systems (except emergency measures as hereinafter provided) which is reasonably estimated to cost in excess of $5,000 unless a detailed, written plan of the proposed undertaking, including an estimate of the costs to be incurred and the reason or reasons such expenditure is deemed necessary or advisable, has been submitted to and approved by Hercules. Total expenditures and/or obligations made or incurred in any fiscal year may not exceed $50,000 unless made or incurred in direct pursuance to an approved budget (as provided in Section 5.9) and/or other approval, in writing, by Enterprise and Hercules.

        I. In the event of any emergency affecting the Pipeline Systems, Enterprise shall take appropriate action, to the best of its ability, to protect life, in the first instance, and property, in the second instance, using whatever human resources and equipment Enterprise deems advisable under the circumstances. Enterprise shall notify Hercules as soon as reasonabiy practicable by telephone, confirming by telegraph or telex, of the nature and scope of such emergency, the action taken and the cost or approximate cost thereof, if known.

SECTION.5.7. COMPENSATION

        A. For performance by Enterprise of all its duties and services under this Article, Hercules shall pay Enterprise the following:

            (1) Reimbursement for 50% of all 14 reasonable direct costs and expenses incurred in the operation and maintenance of the Pipeline Systems, which costs and expenses shall be determined in accordance with the Accounting Procedures Manual. It is understood and agreed that operating and maintenance expenses reimbursable hereunder will consist of the entire actual cost to Enterprise of accomplishing the work, including, in particular, actual wages and salaries of all personnel while directly engaged in performing Enterprise's duties and functions hereunder, together with the actual cost of fringe benefits relating to such personnel, but not any costs or expenses for overhead or similar, general indirect expenses in connection with such labor; rental costs for properties leased pursuant to Section 5.2; purchase and carrying costs of stores, materials and supplies; accounting, auditing and legal costs; power and other utility costs; insurance costs; and 50% of all taxes paid by Enterprise pursuant to clause (13) of paragraph 5.6E, to the extent the same are imposed as an incident of ownership of real property included in the Pipeline System. All items purchased or provided for operation and maintenance of the Pipeline Systems and for repairs or emergency services carried out by Enterprise shall be charged to Hercules at Enterprise's actual cost therefor paid to the supplier or contractor. Discounts shall be taken when available and credited against the costs reimbursed by Hercules.

            (2) A fee of 1 cent per gallon for all Polymer Grade Propylene meeting specifications as provided in the Propylene Sales Agreement, which is shipped from the Plant and destined either to Bayport, Texas or Lake Charles, Louisiana, plus 1/2 cent per gallon for product originating in Beaumont, Texas. Fees with respect to products transported for Hercules from or to other sources shall be as mutually determined from time to time by Enterprise and Hercules.

        B. The total amount payable under clause (2) next above shall be no less than $0.870 million per year and no more than $1.0 million per year for quantities up to 530 million pounds per year. For deliveries in excess of 530 million pounds per year, enterprise shall receive pursuant to said clause (2) 1/2 cent per gallon. The minimum amount payable under this paragraph 5.7B shall be reduced proportionately for partial years, as well as in the event Enterprise is unable to produce at the Plant 180 million pounds of Polymer Grade Propylene meeting specifications as aforesaid in 1979, 200 million pounds in 1980, 315 million pounds in 1981 and 380 million pounds in 1982, and subsequent years.

        C. Payments under clause (1) of paragraph 5.7A shall be made by Hercules within 30 days after receipt of Enterprise's invoice therefor covering the immediately preceding calendar month, accompanied by such data as may be reasonably requested by Hercules.

        D. Payments provided for in paragraph 5.7A(2) are predicated upon final book investment ceilings specified in paragraph 5.4B. If actual book investment exceeds the aforesaid book investment, then such $1.0 million ceiling shall be suspended until such time as Enterprise shall have recovered the excess investment. Upon the recovery by Enterprise of such excess investment, the $1.0 million per year ceiling shall be reinstated.

        E. In any case where the use of the Pipeline Systems is affected by any Casualty Occurrence (as that term is defined in paragraph 2.11A), there shall be either an abatement or an equitable reduction in the fee payable under paragraph 5.7A(2). The amount of such abatement or reduction shall depend on the period for which and the extent to which the Pipeline Systems are not reasonably usable for the purpose contemplated herein.

        F. In the event Enterprise should fail to make any of the payments required under Section 2.5 when due and payable, Hercules may, in its sole discretion, offset the amounts of such unpaid rents against any amounts payable under this Section 5.7.

        G. In the event Enterprise is required, pursuant to agreement or otherwise, to defend, protect, indemnify and hold Mobil Chemical Company harmless from and against claims, demands and causes of action on the account of personal injuries or death or damage to property directly or indirectly caused by the negligence of Enterprise (whether such negligence is active, passive, joint, concurring or otherwise) in the operation, maintenance or construction of pipelines leased from Mobil Chemical Company and comprising a part of the Pipeline Systems, any payments made and/or costs or expenses incurred shall be borne solely by Enterprise and shall not be reimbursable costs under this Section.

SECTION 5.8 BOOKS AND RECORDS

        Enterprise shall keep complete and accurate books, records and accounts to record and reflect all the expenses and transactions pertaining to the Pipeline Systems and the operations and maintenance thereof. The manner in which the books and accounts are to be maintained by Enterprise and the kind of other records which are to be maintained by Enterprise shall be in accordance with the Accounting Procedures manual and generally accepted accounting principles consistently applied. All such books, records and accounts shall be kept at the principal office of Enterprise, and Hercules and its duly authorized representatives shall have the unrestricted right at all reasonable times during regular business hours, at such office, to audit, examine and make copies of or extracts from any or all of such books, records and accounts. Enterprise shall preserve and make available the above books, records and accounts for a period of 5 years following the end of the calendar year to which they pertain.

SECTION 5.9 BUDGETS

        Enterprise shall prepare and submit to Hercules for its consideration on or before the first day of October of the year preceding the year covered thereby, forecasts and budgets setting forth the estimated receipts and expenditures (capital, operating and other) for the Pipeline Systems for the period covered by the forecasts and budgets. When approved by Hercules, Enterprise shall implement the forecasts and budgets and shall be authorized, without need for further approvals by Hercules, to make the expenditures and incur the obligations provided for in the forecasts and budgets. If necessary, these forecasts and budgets shall be revised during the year to correctly reflect anticipated costs and cash outlays, and if approved by Hercules in writing, such revision shall be effective upon such approval. Such forecasts and budgets shall include a statement as to the purpose of the expenditures and sufficient details regarding each expenditure to enable Hercules to have a clear understanding of the nature of said Proposed ex-penditures and the reasons therefor.

SECTION 5.10 EMPLOYEES AND PIPELINE SYSTEMS MANAGER

        A. Enterprise shall assign, as agreed from time to time by Enterprise and Hercules, such number of employees, supervisors, engineers, accountants and other persons as may be necessary or appropriate to carry out the safe and efficient management and operation of the Pipeline Systems. All such persons shall be qualified, regular employees of Enterprise, and shall be subject to the exclusive control, direction and supervision of Enterprise. They shall not be deemed or treated for any purpose to be an employee, agent or servant of Hercules. The numbers of personnel assigned, their compensation and the hours of work shall conform to established practices in the petrochemical pipeline industry, having due regard to all relevant circumstances. It is understood and agreed that in performing duties and functions hereunder, except in the case of an emergency, Enterprise will endeavor to minimize personnel utilization at premium wage rates.

        B. Enterprise shall provide, on a part time basis, a competent Pipeline Systems Manager, acceptable to Hercules, for the supervision of the management, administrative and operating functions of the Pipeline Systems. Except as may be otherwise agreed upon by Enterprise and Hercules, it is understood and agreed that said Pipeline Systems Manager shall devote such portion of his time as is required to supervise the manacement, administrative and operating functions of the Pipeline Systems. The Pipeline Systems Manager shall be available to Hercules for consultation at all reasonable times. Hercules shall have the right to require removal of such Pipeline Systems Manager if at any time he is deemed unsatisfactory by Hercules, and Enterprise shall promptly appoint another Pipeline Systems Manager who shall be acceptable to Hercules.

SECTION 5.11 RIGHT TO UNUSED CAPACITY

        In the event Hercules shall determine at any time that some of the Pipeline Systems capacity is not needed by Hercules, it shall notify Enterprise that such capacity will be available and Enterprise shall have a right to use such capacity for transportation of Polymer Grade Propylene, at its own cost and expense; provided, such use does not interfere with, or impede, the delivery of product for the Lake Charles, Louisiana and Bayport, Texas plants of Hercules. For such use, Enterprise shall reimburse Hercules a proportionate share of all reasonable direct costs and expenses incurred in the operation of the Pipeline Systems and shall, in addition, pay Hercules 1 cent per gallon for all material originating at the Plant regardless of destination. During 1979 and 1980, Enterprise shall be required to pay 1/2 cent per gallon, rather than the aforesaid 1 cent per gallon, for all material originating at Mt. Belvieu, Texas and transported to the Beaumont, Texas facilities of Mobil Chemical Company.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

SECTION 6.1 REPRESENTATIONS AND WARRANTIES OF ENTERPRISE

        A. Enterprise represents and warrants to Hercules that:

     (1) Enterprise is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Enterprise has all requisite power and authority, corporate and otherwise, and legal right, to (i) carry on the business as contemplated by this Agreement, (ii) own or hold under lease the properties and assets included in the Plant and Pipeline Systems which it now owns or holds under lease, and (iii) execute, deliver and perform this Agreement and the Propylene Sales Agreement and the transactions contem plated by each, including the sale, assignment, conveyance, transfer and delivery of the 50% undivided interests in and to the Plant and the Pipeline Systems, as provided herein. Enterprise is duly licensed and qualified to do business in the State of Louisiana. True and complete copies of the charter of Enterprise, as amended to date, and of the By-Laws of Enterprise, as amended to date, both certified by the Secretary Enterprise, have heretofore been furnished to Hercules.

     (2) Enterprise has delivered, or caused to be delivered, to Hercules copies of the following financial statements:

         (a) Consolidated balance sheets of Enterprise Products Company as at December 31, 1975, 1976 and 1977 and related consolidated statements of income and retained earnings for the years ending on those dates, certified by A. H. Gardes & Co., certified public accountants, whose opinions with respect to such financial statements are attached thereto, together with the unaudited consolidated balance sheet of Enterprise Products Company as at September 30, 1978 and the related consolidated statements of income and retained earnings for the nine months ended that date, certified by the Treasurer of Enterprise Products Company.

         (b) Unaudited balance sheet of Enterprise as at December 31, 1977 and related statements of income and retained earnings for the years ending on said date, together with the unaudited balance sheet of Enterprise as at September 30, 1978 and the related consolidated statements of income and retained earnings for the nine months ended that date, certified by the Treasurer of Enterprise.

Each of the foregoing financial statements is true and complete in all respects; is in accordance with the books and records of Enterprise or Enterprise Products Company, as the case may be; has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior periods; and fully and accurately presents the financial condition and the results of operations of the subjects thereof as of the dates thereof.

        For purposes of this Agreement, the "Balance Sheet" of Enterprise or Enterprise Products Company shall mean the individual balance sheet of such corporation as at December 31, 1977, together with the notes thereto, and the "Balance Sheet Date" shall mean the date of the Balance Sheet of such corporation.

                (3) As at its Balance Sheet Date, neither Enterprise nor Enterprise Products Company had any outstanding liability, indebtedness or obligation, or any understanding or commitment or lease, of a material nature and commonly required by generally accepted accounting principles to be disclosed or reflected in a balance sheet (whether absolute, accrued, contingent or otherwise and whether due or to become due), which is not adequately reflected in or shown on its Balance Sheet, or reflected in the notes thereto. Since its Balance Sheet Date, neither Enterprise nor Enterprise Products Company has incurred any liability, indebtedness or obligation, or any understanding or commitment or lease other than it be ordinary course of business and consistent with past practice. Neither Enterprise nor Enterprise Products Company is in default with respect to any term or condition of any indebtedness, and there exists no event or condition which with notice or lapse of time, or both, would constitute an event of default thereunder in respect of which either Enterprise or Enterprise Products Company, as the case may be, has not taken or caused to be taken adequate steps to prevent an event of default from happening. Neither Enterprise nor Enterprise Products Company is, directly or indirectly, liable upon or with respect to, or obligated in any way to provide funds in respect of or to guarantee or assume, any debt, obligation or dividend of any corporation, partnership or other entity, except endorsements made int he ordinary course of business in connection with the deposit of items for collection and except as otherwise reflected in its Balance Sheet or on the notes thereto.

     (4) Since its Balance Sheet Date, there has not been any material change in the financial condition or in the business, prospects, properties, liabilities or assets of Enterprise or Enterprise Products Company; and since that date there have not been any changes except those occurring in the ordinary course of business and not materially adversely affecting the business, prospects, properties, liabilities, assets or financial condition of Enterprise and/or Enterprise Products Company, as the case may be.

     (5) Enterprise and Enterprise Products Company each has filed all tax returns (Federal, state, county, municipal and foreign) required to be filed by it and such returns are true and complete. Enterprise and Enterprise Products Company, respectively, has each paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for the payment thereof, as reflected in its financial statements referred to in paragraph 6.1A(2). The Federal income tax returns of Enterprise Products Company have been examined by the Internal Revenue Service for the years and pertinent periods through December 31, 1973, and all deficiencies as a result of such examinations have been paid or settled.

     (6) Enterprise has good and marketable title in fee simple absolute to all property, real, personal or mixed, included in the Plant and/or Pipeline Systems which it purports to own (including the real property referred to in paragraph 2.2B and the machinery, equipment and related property referred to in paragraph 2.1B), in each case free and clear of all liabilities, mortgages, pledges, liens, charges, easements, restrictions and burdens or encumbrances of any nature whatsoever, except for Permitted Encumbrances and those set forth in Exhibit H attached hereto.

     (7) Enterprise has delivered to Hercules a true and complete schedule (certified by the President of Enterprise), attached hereto as Exhibit I, setting forth a description of all contracts, agreements, deeds, leases, licenses, arrangements or commitments to which Enterprise is a party, relating to or affecting (i) the business and/or operations conducted by Enterprise at the Plant and/or Pipeline Systems, and/or (ii) the property, real, personal or mixed, or any interest therein, which is included in the Plant and/or Pipeline Systems. Each of said contracts, agreements, deeds, leases, licenses, arrangements and commitments is in full force and effect and, except as indicated on Exhibit 1, is assignable to Hercules without the consent of any third party; and there exists no default thereunder or any event or condition which with notice or lapse of time, or both, would constitute an event of default thereunder in respect of which Enterprise has not taken or caused to be taken adequate steps to prevent an event of default from happening. Copies of all documents described in the foregoing schedule have been delivered by Enterprise to Hercules and are true and complete and include all amendments, supplements or modifications thereto.

     (8) Except for the Construction Loan, or a substitute permanent loan agreement, Enterprise has not made any agreement, arrangement or other commitment of any kind whatsoever relating to the borrowing of money, the performance of which by any other party thereto would give rise to the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any kind or description whatsoever upon or with respect to the Plant and/or Pipeline Systems. Enterprise has not made any other agreement of any kind or description whatsoever, the performance of which by any other party thereto would give rise to the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any kind or description whatsoever upon or with respect to the Plant and/or Pipeline Systems, except for construction contracts and other contracts made in the ordinary course of business.

     (9) No violation of any law, ordinance, order, rule or regulation of any governmental authority (Federal, state, county or municipal) exists with respect to the Plant and/or Pipeline Systems, and the anticipated uses of each complies with applicable building, zoning or other ordinances, codes or regulations and restrictive covenants affecting the Plant and/or Pipeline Systems.

     (10) The operation of the Plant and the Pipeline Systems as contemplated by this Agreement, the practice of any process therein (including separation of propane and polymer grade propylene from a mixed stream of propane and propylene) and/or the use of any equipment, machinery or other facilities necessary for operation of the Plant and Pipeline Systems as contemplated by this Agreement, shall not be subject to royalties or obligations other than those which Enterprise is subject to;

and if an infringement or claimed infringement of a United States patent is lodged against Hercules, the terms and conditions set forth in paragraph 7 of Exhibit G attached hereto, said paragraph being entitled "Patent Indemnities" shall be applied. Upon best information and belief at the present time, Enterprise validly owns or is validly licensed (under 1icenses assignable to Hercules without, except as heretofore disclosed to Hercules in writing, the consent of any third party) in respect of all inventions, processes, knowhow, trade secrets, designs, formula and/or technical information directed to the separation of propane and polymer grade propylene from mixed streams of propane and propylene, and all such rights are valid and in good standing, are free and clear of all liens and encumbrances of any nature whatsoever and have not been challenged in any way or involved in any interference proceeding.

     (11) Enterprise has or will hereafter obtain (evidence of which shall be delivered promptly to Hercules) all permits, consents, approvals, licenses, certificates and other authorizations (Federal, state, county and municipal) necessary to, and of material importance to, the construction of the Plant and/or Pipeline Systems and the use and operation of the Plant and/or Pipeline Systems for the purposes contemplated by this Agreement (including, in particular, all permits relating to the protection of the environment). Copies of all such permits, consents, approvals, licenses, certificates and other authorizations which have been obtained have been delivered to Hercules and are true and complete and include all amendments, supplements and modifications thereto.

     (12) All utility services necessary for the construction of the Plant and the operation thereof for its intended purpose are available at the boundaries of the Plant site, including water supply, storm and sanitary sewer facilities and gas, electric and telephone utilities.

     (13) The execution, delivery and performance by Enterprise of this Agreement and the Propylene Sales Agreement, and the consummation of the transactions contemplated by each such agreement, have been duly authorized by all necessary corporate action, and do not and will not (i) require any consent or approval of the stockholders of Enterprise, (ii) result in a breach of or constitute a default under any mortgage, deed of trust, indenture, loan or credit agreement, lease or other obligation or instrument to which Enterprise is a Party or by which it or any of its properties may be bound or affected, (iii) violate any provision of the charter or By-Laws of Enterprise, or (iv) to the best of Enterprise's knowledge and belief, violate any provision of any law, order, rule, regulation, writ, judgment, injunction or decree of any government, governmental instrumentality or court having Jurisdiction over Enterprise or any of its property; and Enterprise is not in default under any such indenture, agreement, lease or instrument (and there exists no event or condition which with notice or lapse of time, or both, would constitute an event of default thereunder in respect of which Enterprise has not taken or caused to be taken adequate steps to prevent an event of default from happening) or, to the best of Enterprise's knowledge and belief, any such law, order, rule, regulation, writ, judgment, injunction or decree.

     (14) This Agreement and the Propylene Sales Agreement each constitutes the legal, valid and binding obligation of Enterprise enforceable against Enterprise in accordance with their terms, except as enforcement thereof may be limited by laws of general application affecting the rights and remedies of creditors.

     (15) There are no actions, suits or proceedings pending or, to the knowledge of Enterprise, threatened against or affecting Enterprise or the Plant or Pipeline Systems, or involving the validity or enforceability of this Agreement and/or the Propylene Sales Agreement, at law or in equity, before any court or governmental department, commission, board, bureau, agency or instrumentality, of the United States or otherwise, which, if adversely determined, would materially impair the ability of Enterprise to complete construction of the Plant and Pipeline Systems by the date scheduled for completion, or impair the ability of Enterprise to perform its obligations under this Agreement and/or the Propylene Sales Agreement, or would materially and adversely affect the business, prospects, properties, assets or financial condition of Enterprise, the Plant, the Pipeline Systems or the operations relating to the Plant and/or Pipeline Systems.

     (16) No representation or warranty by Enterprise in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading.

        B. The representations and warranties of Enterprise contained herein shall survive and continue in existence after the passage of any titles and delivery of any instrument of conveyance and shall remain effective regardless of any investigation at any time made by or on behalf of Hercules or of any information Hercules may have or acquire in respect thereof.

        C. In the event that any representation herein set forth which is qualified by a reference to the knowledge of Enterprise shall prove inaccurate in any material respect, Enterprise shall promptly remedy or cure such condition to the extent necessary to restore the accuracy of such representation, and shall indemnify and hold harmless Hercules from all liabilities, damages, costs or expenses arising out of such inaccuracy.

SECTION 6.2 REPRESENTATIONS AND WARRANTIES OF HERCULES

     Hercules represents and warrants to Enterprise that:

     (1) Hercules is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Hercules has the corporate power and authority to execute, deliver and perform this agreement and the Propylene Sales Agreement and the transactions contemplated by each, including the purchase from and thereafter lease to Enterprise, as herein provided, of the 50% undivided interests in and to the Plant and Pipeline Systems. Hercules is duly licensed and qualified to do business in the States of Texas and Louisiana. True and complete copies of the Restated Certificate of incorporation of Hercules, as amended to date, and of the By-Laws of Hercules, as amended to date, both certified by the Secretary of Hercules, have been furnished to Enterprise.

     (2) Hercules has delivered to Enterprise copies of the consolidated balance sheets of Hercules as at December 31, 1975, 1976 and 1977 and related consolidate statements of income and retained earnings for the years ending on those dates, certified by Coopers & Lybrand, certified public accountants, whose opinions with respect to such financial statements are attached thereto, together with the unaudited consolidated balance sheet of Hercules as at September 30, 1978 and the related consolidated statements of income and retained earnings for the nine months ended that date, certified by the Treasurer of Hercules. Each of the foregoing financial statements is true and complete in all respects; is in accordance with the books and records of Hercules; has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior periods; and fully and accurately presents the financial condition and the results of operations of the subjects thereof as of the dates thereof. For purposes of this Agreement, the "Balance Sheet" of Hercules shall mean the individual balance sheet of such corporation as at December 31, 1977, together with the notes thereto, and the "Balance Sheet Date" shall mean the date of the Balance Sheet of such corporation.

     (3) As at its Balance Sheet Date, Hercules did not any outstanding liability, indebtedness or obligation, or any understanding or commitment or lease, material nature and commonly required by generally accepted accounting principles to be disclosed or reflected in a balance sheet (whether absolute, accrued contingent or otherwise and whether due or to become due), which is not adequately reflected in or shown on its Balance Sheet, or reflected in the notes thereto. Since its Balance Sheet Date, Hercules has not incurred any liability, indebtedness or obligation, or any understanding or commitment or lease other than in the ordinary course of business and consistent with past practice. Hercules is not in default with respect to any term or condition of any indebtedness, and there exists no event or condition which with notice or lapse of time, or both, would constitute an event of default thereunder in respect of which Hercules has not taken or caused to be taken adequate steps to prevent an event of default from happening. Hercules is not, directly or indirectly, liable upon or with respect to, or obligated in any way to provide funds in respect of or to guarantee or assume, any debt, obligation or dividend of any corporation, partnership or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection and except as otherwise reflected in its Balance Sheet or on the notes thereto.

     (4) Since its Balance Sheet Date, there has not been any material change in the financial condition or in the business, prospects, properties, liabilities or assets of Hercules; and since that date there have not been any changes except those occurring in the ordinary course of business and not materially adversely affecting the business, prospects, properties, liabilities, assets or financial condition of Hercules.

     (5) Hercules has filed all tax returns (Federal, state, county, municipal and foreign) required to be filed by it and such returns are true and complete, and has paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for the payment thereof, as reflected in its financial statements referred to in paragraph 6.2(2). The Federal income tax returns of Hercules have been examined by the Internal Revenue Service for the years and pertinent periods through December 31, 1964, and all deficiencies as a result of such examinations have been paid or settled.

     (6) The execution, delivery and performance by Hercules of this Agreement and the Propylene Sales Agreement, and the consummation of the transactions contemplated by each such agreement, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of Hercules, (ii) result in a breach of or constitute a default under any mortgage, deed of trust, indenture, loan or credit agreement, lease or other agreement or instrument to which Hercules is a party or by which it or any of its properties may be bound or affected, (iii) violate any provision of the Restated Certificate of Incorporation or By-Laws of Hercules, or (iv) to the best of Hercules' knowledge and belief, violate any provision of any law, order, rule, regulation, writ, judgment, injunction or decree of any government, governmental instrumentality or court having jurisdiction over Hercules or any of its property; and Hercules is not in default under such indenture, agreement, lease or instrument or, to the best of Hercules' knowledge and belief, any such law, order, rule, regulation, writ, judgment or decree.

     (7) This Agreement and the Propylene Sales Agreement each constitutes the legal, valid and binding obligation of Hercules enforceable against Hercules in accordance with their terms, except as enforcement thereof may be limited by laws of general application affecting the rights and remedies of creditors.

     (8) There are no actions, suits or proceedings pending or, to the knowledge of Hercules, threatened against or affecting Hercules, or involving the validity or enforceability of this Agreement and/or the Propylene Sales Agreement, at law or in equity, before any court or governmental department, commission, board, bureau, agency or instrumentality, of the United States or otherwise, which if adversely determined, would materially impair the ability of Hercules to perform its obligations under this Agreement and/or the Propylene Sales Agreement, or would materially and adversely affect the business, prospects, properties, assets or financial condition of Hercules.

     (9) No representation or warranty by Hercules in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading.

                                  ARTICLE VII

                                  THE CLOSING

SECTION 7.1 TIME AND PLACE

        The transfer of the undivided interests in the Plant and Pipeline Systems to Hercules, as provided for herein (the "Closing"), shall take place contemporaneously with the execution of this Agreement, and shall be at the office of Hercules at 910 Market Street, Wilmington, Delaware.

SECTION 7.2 ENTERPRISE'S OBLIGATIONS AT THE CLOSING

        A. At the Closing, Enterprise shall deliver, or cause to be delivered, to Hercules, against delivery of the items specified in Section 7.3:

     (1) All documents listed in Exhibit J attached hereto which are specified therein to be delivered by Enterprise.

     (2) A title guaranty policy (or commitment) in the amount of the fair market value of the real property more particularly described in Exhibit C attached hereto. Such policy shall be in standard form issued by an insurance company satisfactory to Hercules and qualified to do business in the State of Texas, and shall insure title in Enterprise to the real property in conformity with the warranties set forth herein as of the date hereof.

     (3) A survey of the real property more particularly described in Exhibit C attached hereto I certified by a licensed surveyor, which survey shall show all improvements, elevations and depressions and shall show title to be marketable in all respects as to which the information shown on the survey is pertinent.

     (4) Such,warranty deeds, bills of sale with full covenants of warranty, endorsements, assignments and other good and sufficient instruments of conveyance, sale, transfer and assignment, with all required Federal and state documentary and revenue stamps affixed, as shall be required or as may be desirable in order effectively to vest in Hercules good, indefeasible and marketable title to a 50% undivided interest in and to the Plant and the Pipeline Systems, free and clear of all liabilities, mortgages, pledges, liens, charges, easements, restrictions or burdens or encumbrances of any nature whatsoever, except for Permitted Encumbrances and those set forth in Exhibit H attached hereto. Such instruments will include:

     (a) A general warranty deed, properly attested, executed and acknowledged before notary and sealed, containing survey description transferring to Hercules title, in fee simple absolute, to a 50% undivided interest in and to the real property more particularly described in Exhibit E attached hereto, free and clear of all liens, encumbrances and restrictions other than Permitted Encumbrances and those set forth in Exhibit G attached hereto.

          (b) A warranty bulk bill(s) of sale, properly attested, executed and acknowledged before notary and sealed, vesting full title in Hercules to a 50% undivided interest in and to the personal and other property constituting a part of the Plant which Enterprise purports to own, free and clear of all liens, encumbrances and restrictions other than Permitted Encumbrances and those set forth in Exhibit G attached hereto.

          (c) A warranty bulk bill(s) of sale, properly attested, executed and acknowledged before notary and sealed, vesting full title in Hercules to a 50% undivided interest in and to the personal and other property constituting a part of the Pipeline Systems which Enterprise purports to own, free and clear of all liens, encumbrances and restrictions other than Permitted Encumbrances and those set forth in Exhibit G attached hereto.

     (5) A copy of the final plans and specifications for all of the improvements to be constructed on the site described in Exhibit C attached hereto as submitted by Delta Engineering Company from time to time to Enterprise, and a copy of any contracts between Enterprise and Delta Engineering Company relating to rendering of services or furnishing of material in connection with construction of the aforesaid improvements.

     (6) A certified copy(s) of the contract(s) with the supplier(s) wherein such supplier(s) agrees to supply, until December 31, 1981, approximately 85% of the Plant's requirements for Feedstocks meeting the specifications set forth in Exhibit E attached hereto, all duly executed and in full force and effect.

     (7) A favorable opinion of John T. McMahon, counsel for Enterprise, dated the date of such acquisition, in form and substance satisfactory to Hercules, as to matters referred to in paragraphs 6.lA(l), (6), (7), (8), (9), (10), (11),
(13) and (14). In addition, the opinion of counsel for Enterprise shall favorably opine that:

          (a) The instruments executed by Enterprise and delivered to Hercules hereunder are valid and effective to transfer the 50% undivided interests being acquired by Hercules in accordance with the terms of this Agreement, free and clear of all liabilities, obligations, liens and encumbrances, except Permitted Encumbrances and those set forth in Exhibit H attached hereto.

          (b) Such counsel does not know or have any reason to believe that Enterprise is a party to or affected by any litigation or other proceedings before any court or administrative agency pending or threatened against or relating to Enterprise, or the 50% undivided interests being acquired by Hercules, which, if adversely determined, would materially and adversely affect the business related to the 50% undivided interests being acquired by Hercules, the Plant, the Pipeline Systems or the operations relating to the Plant and/or Pipeline Systems.

          (c) Such counsel does not know or have any reason to believe that any representation or warranty set forth or contained in this Agreement or in any statement, deed, certificate, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby is false or inaccurate in any respect, or that any statement of fact made by Enterprise herein or therein contains any untrue statement of fact or omits to state any fact necessary in order to make the statements contained herein or therein not misleading.

          (d) Such opinion shall also favorably opine on such other matters incident to the transactions contemplated hereby as Hercules may reasonably require.

     (8) Copies of all permits, approvals, consents, licenses, certificates and other authorizations from third parties and governmental authorities necessary for the lawful transfer of the 50% undivided interests being acquired by Hercules from Enterprise, and, to the extent obtained prior to the Closing, for the construction, use and occupancy of the Plant and/or Pipeline Systems in the manner herein contemplated (including, in particular, all permits relating to the protection of the environment). Each such permit, approval, consent, license, certificate and other authorization shall be accompanied by a certificate by the Secretary of Enterprise to the effect that such permit, approval, consent, license, certificate or other authorization is in full force and effect on the date of Closing, and has not been rescinded or modified.

        B. All documents delivered, or caused to be delivered, by Enterprise under this Section 7.2 shall be in form, scope and substance acceptable to Hercules.

SECTION 7.3 HERCULES' OBLIGATIONS AT THE CLOSING

        A. At the Closing, Hercules shall by wire transfer to 1st City National Bank, Houston, Texas, for the account, and to reduce the outstanding balance of Enterprise Petrochemical Company Loan, 1st City Commercial Loan Account No. 2212874, pay Enterprise an amount equal to the aggregate of the payments to be made by Hercules at the time of the Closing pursuant to Sections 2.2 and 5.4, and shall deliver, or cause to be delivered, to Enterprise against delivery of the items specified in Section 7.2:

           (1) All documents listed in Exhibit J attached hereto which are specified therein to be delivered by Hercules.

     (2) A favorable opinion of Charles W. K. Gamble, counsel for Hercules, dated the date of such sale, in form and substance satisfactory to Enterprise, as to matters referred to in paragraphs (1), (6) and (7) of Section 6.2. In addition, the opinion of counsel for Hercules shall favorably opine that:

         (a) This Agreement is valid and effective to lease back to Enterprise the 50% undivided interests being sold by Enterprise to Hercules in accordance with the terms of this Agreement.

         (b) Such counsel does not know or have any reason to believe that Hercules is a party to or affected by any litigation or other proceedings before any court or administrative agency pending or threatened against or relating to Hercules, or the 50% undivided interests being acquired by Hercules, which, if adversely determined, would materially and adversely affect the business related to the 50% undivided interests being acquired by Hercules, the Plant, the Pipeline Systems or the operations relating to such assets.

         (c) Such counsel does not know or have any reason to believe that any representation or warranty set forth or contained in this Agreement or in any statement, certificate, schedule or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby is false or inaccurate in any respect, or that any statement of fact made by Hercules herein or therein contains any untrue statement of fact or omits to state any fact necessary in order to make the statements contained herein or therein not misleading.

         (d) Such opinion shall also favorably opine on such other matters incident to the transactions contemplated hereby as Enterprise may reasonably require.

        B. All documents delivered, or caused to be delivered by Hercules under this Section 7.3 shall be in form, scope and substance acceptable to Enterprise.

                                 ARTICLE VIII

                               SPECIAL COVENANTS

SECTION 8.1 COMPLIANCE WITH LAWS

        A. During the continuation of this Agreement, Enterprise shall, at its own cost and expense, promptly (i) observe and comply strictly with all present and future applicable laws, statutes, ordinances, regulations, orders and requirements of all Federal, state, county or municipal authorities of competent jurisdiction in its construction, occupation, use and maintenance of the Plant and/or Pipeline Systems; (ii) pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of the failure of Enterprise to observe or comply with this Section; and (iii) give notice to Hercules, confirmed in writing, of any notice of violation received by Enterprise.

        B. Without limiting the generality of paragraph 8.lA, Enterprise shall:

           (1) in connection with its operation, maintenance and repair of the Plant and Pipeline Systems, acquire and keep in effect all necessary consents, permits, licenses, certificates and any other authorizations and rights for the construction, occupation, use, maintenance and repair of the Plant and/or Pipeline Systems, including, in particular, all permits relating to the protection of the environment; and

           (2) in connection with its operation, maintenance and repair of the Pipeline Systems, (i) assume complete responsibility for compliance with the provisions of all applicable local, state or Federal workmen's compensation acts and other employee benefits laws for protection of workers as may be now or hereafter applicable to work performed in connection with the construction of the

        Pipeline Systems and/or the installation of equipment, facilities and related property; (ii) have exclusive liability for the payment of any and all contributions or taxes for unemployment insurance or old age benefits, pensions or annuities now or hereafter imposed by any government having jurisdiction which are measured by the wages, salaries or other remunerations paid to persons employed by Enterprise or its subcontractors, and for the preparation and filing of required reports; and (iii) hold harmless and unconditionally indemnify Hercules against any penalties or fines imposed as a result of failure of Enterprise and/or its subcontractors to comply with such laws.

        C. Hercules shall reimburse Enterprise 50% of all capital costs incurred under this Section 8.1 as a result of compliance with laws hereafter enacted.

SECTION 8.2 TAXES

        A. Enterprise shall pay and discharge at least 15 days before the last day on which they may be paid without penalty or interest, and agrees to indemnify and hold Hercules and its successors harmless from and against, all taxes, assessments, fees and charges or levies of any kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special, together with any penalties, fines, additions of tax or interest thereon, which, pursuant to present or future law or otherwise, during the continuation of this Agreement, or any extensions or renewals thereof, shall have been or shall be imposed, assessed, charged or levied (collectively, "imposed") upon Enterprise, Hercules or otherwise by any Federal, state, county or municipal government or governmental body, upon, against or with respect to
(i) the Plant and/or Pipeline Systems, or any part of either of them, (ii) the ownership, possession, occupation, alteration, maintenance, repair and use of the Plant and/or Pipeline Systems, or any part of either of them (including any machinery, equipment or other property installed or brought by Enterprise and/or Hercules therein or thereon), or (iii) this Agreement or any payment made pursuant to this Agreement (all such taxes, assessments, fees, charges, penalties, fines, additions to tax and interest imposed as aforesaid being hereinafter called "Taxes"). Notwithstanding the foregoing, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, Enterprise shall be obligated to pay only such installments as are required to be paid during this Agreement.

        B. Enterprise shall deliver to Hercules, at least 15 days before the last day on which any of the foregoing Taxes may be paid without penalty or interest, receipts or other evidence satisfactory to Hercules showing the full payment thereof.

        C. If Enterprise shall first notify Hercules of its intention to do so, Enterprise may, at its own cost and expense and in its own name, contest the validity, applicability or amount of any Taxes by appropriate proceedings diligently conducted in good faith and, in the event of any such contest, may permit the Taxes so contested to remain unpaid during the period of such contest and any appeal therefrom, provided during such period enforcement of such contested item is effectively stayed. Hercules shall cooperate fully with Enterprise in any such contest.

        D. In the event that Enterprise shall fail to pay any of the foregoing items required by paragraph 8.2A to be paid by Enterprise, Hercules may (but shall be under no obligation to), pay the same, and any amounts so advanced therefor by Hercules shall become an additional obligation of Enterprise to Hercules, which amounts, together with interest thereon from the date thereof, at the rate, per annum, specified in paragraph 2.5E, Enterprise agrees to pay upon demand.

        E. All obligations of Enterprise under this Section 8.2 shall survive and continue, but only with respect to periods included in this Agreement, notwithstanding the expiration or other termination of this Agreement.

        F. Hercules shall reimburse Enterprise for all payments made by Enterprise under this Section in respect of taxes imposed upon the Polymer
Grade Propylene stored by Enterprise for Hercules under the storage agreement contemplated by paragraph 2.8C. In addition, Hercules shall reimburse Enterprise (under Section 5.7 in the case of the Pipeline Systems) one-half of all payments made by Enterprise under this Section in respect of taxes imposed as an incident of ownership of real property included in the Plant and/or the Pipeline Systems. All other payments made by Enterprise under this Section shall be reimbursable (under Section 5.7) if and to the extent made in respect of taxes imposed upon the Pipeline Systems, or any part of them, or the ownership, possession, occupation, alteration, maintenance, repair or use of the Pipeline Systems, or any part of them, (including any machinery, equipment or other property installed or brought by Enterprise and/or Hercules therein or thereon).

SECTION 8.3 LOSS OR DAMAGE TO PRODUCTS

        A. Except as Hercules may be compensated by insurance to be maintained as provided in Section 8.4, Enterprise shall account and be responsible for all Polymer Grade Propylene and allied products of Hercules received by or delivered to Enterprise for storage and/or for transportation through the

Pipeline Systems, except for 1oss or damage resulting from any cause beyond the reasonable control of Enterprise. To the extent that loss of or damage to product does not exceed 0.5% of the amount so received by or delivered to Enterprise, such loss or damage is not covered by this paragraph unless and to the extent the loss or damage results from known events or causes. The burden of proof with respect to any and all exceptions under this paragraph shall be on Enterprise; this includes proof that a cause was beyond the reasonable control of Enterprise, as well as proof that particular loss or damage results from unknown events or causes.

        B. To insure that the specifications of all Polymer Grade Propylene and allied products delivered to Hercules from the Pipeline Systems shall meet the specifications at time of receipt into the Pipeline Systems, Enterprise shall maintain adequate control and exercise adequate supervision over the receipt, handling, storage, transporting and delivery of all products.

SECTION 8.4 INSURANCE

        A. During the construction period of the Plant and Pipeline Systems, and at all times throughout this Agreements, Enterprise shall carry and maintain insurance in full force, all at its own cost and expense (except as provided in paragraph 8.4B below) and on behalf of and to the extent set forth in Exhibit K attached hereto; and,

            (1) All insurance required in this Section shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which have been approved in writing by Hercules as to the qualifications of insurers and the amounts of insurance to be carried by each.

     (2) All insurance policies maintained pursuant to this Agreement shall: (i) name Hercules as a Named Insured with respect to all operations including the Plant, Pipeline Systems and storage facilities and thus insure Hercules' interests; (ii) provide that all insurance proceeds with respect to the Plant and/or Pipeline Systems shall be adjusted by Enterprise so long as no Event of Default (as defined below in Section 10.1) shall have occurred and be continuing; and (iii) provide that no cancellation thereof shall be effective until at least 30 days after the giving of notice by the insurer thereunder to Hercules and Enterprise.

     (3) Upon the execution of this Agreement, and thereafter not less than 15 days prior to the expiration dates of the policies theretofore delivered pursuant to this Section, Enterprise shall deliver to Hercules duplicate originals of all policies (or in the case of Blanket policies, certificates thereof issued by the issuers thereunder) for the insurance maintained pursuant to this Section; provided, however, that if the delivery of a formal policy or certificate, as the case may be, is delayed, Enterprise shall deliver an executed binder with respect thereto and shall deliver the formal policy or certificate, as the case may be, upon receipt thereof.

     (4) In the event Enterprise shall fail to maintain the insurance coverage required by this Section, Hercules may (but shall be under no obligation to) provide such insurance, unless Enterprise gives immediate assurances that such failure will be cured and such assurances as are satisfactory to Hercules in the exercise of its reasonable discretion. In the event Hercules provides insurance pursuant to this paragraph, Enterprise shall, upon demand from time to time, reimburse Hercules for the cost thereof together with interest, on the amount of the cost to Hercules of such insurance which Enterprise shall have failed to maintain, at the rate per annum specified in paragraph 2.5E.

        B. All payments made by Enterprise for insurance coverage required by this Section with respect to the Pipeline Systems or any part thereof, shall be reimbursable under Section 5.7.

        C . At all times during the lease or sublease of the storage facilities of XRAL Storage and Terminaling Company, a Texas company, at Mt. Belvieu, Texas, Hercules shall reimburse Enterprise for the cost of the storage facilities insurance coverage as set forth in Exhibit K attached hereto.

SECTION 8.5  INDEMNIFICATION

        A. Except as may be compensated by insurance to be maintained as provided in Section 8.4, Enterprise and Hercules (individually, "Indemnitor"), to the extent only of its undivided interest in the Plant, each shall indemnify, protect and save harmless the other and its successors, assigns, officers, directors, employees and agents (collectively "Indemnified Persons") from and against any and all causes of action, suits, penalties, claims, demands or judgments, of any and every kind and nature whatsoever (collectively, "Claims") which may be imposed on, incurred by or asserted against any Indemnified Person, including any or all liabilities, obligations, damages, costs, disbursements and expenses (including attorney's fees and other expenses) of any Indemnified Person relating thereto, arising or growing out of or in any way connected with:

     (1) the Plant and/or the use, condition or operation; and/or

     (2) any damage to or loss of property (including loss of use thereof) or any injury to (including death at any time resulting therefrom) or death of any and all persons sustained on or near the Plant;

whether such Claims are based on negligence (whether of Indemnitor or another), breach of contract, breach of warranty, absolute liability or otherwise; provided, however, that said Indemnitor shall not be required to indemnify, protect and save harmless an Indemnified Person from any Claim (a) resulting from the negligence of any Indemnified Person or (b) arising out of claims against such Indemnified Person as a result of any Indemnified Person failing to perform its obligations hereunder or under the Propylene Sales Agreement.

        B. Subject to the provisions of Section 8.3, and except as may be compensated by insurance as provided in Section 8.4, Enterprise and Hercules (individually, "Indemnitor"), to the extent only of its undivided interest in the Pipeline Systems, each shall indemnify, protect and save harmless the other and its successors, assigns, officers, directors, employees and agents (collectively "Indemnified Persons") from and against any and all claims causes of action, suits, judgments, liabilities, damages and losses, of any and every kind and nature whatsoever (collectively, "Claims"), which may be imposed upon, incurred by or asserted against any Indemnified Person, including any and all liabilities, obligations, damages, costs, disbursements and expenses (including attorney's fees and other expenses) of any Indemnified Persons relating thereto, arising or growing out of or in any way connected with:

     (1) the Pipeline Systems and/or the construction, use, condition or operation thereof, and/or the receipt, handling, transportation and delivery of Polymer Grade Propylene and allied products; and/or

     (2) any damage to or loss of property (including loss or use thereof) or any injury to (including death at any time resulting therefrom) or death of any and all persons sustained on or near the Pipeline Systems;

whether such Claims are based on negligence (whether or Indemnitor or another), breach of contract, breach of warranty, absolute liability or otherwise; provided, however, that said Indemnitor shall not be required to indemnify, protect and save harmless any Indemnified Person from any Claims, (a) resulting from the gross negligence or willful misconduct of any Indemnified Person or
(b) arising out of claims against such Indemnified Person as a result of any Indemnified Person failing to perform its obligations hereunder or under the Propylene Sales Agreement. Any Claims in any way arising out of or relating to the receipt, storage and/or handling of Polymer Grade Propylene and allied products at the storage facilities owned by XRAL Storage and Terminaling Company, a Texas corporation, shall not be covered by this paragraph so long as such facilities are so leased.

        C. In case any action, suit or proceeding is brought against any Indemnified Person in connection with any Claim indemnified against hereunder, Indemnitor may and, upon such Indemnified Person's request, shall, at Indemnitor's own cost and expense, defend such action, suit and proceeding and, in the event of any failure of Indemnitor to do so, Indemnitor shall pay all costs and expenses (including attorney's fees and expenses) incurred by such Indemnified Person in connection with such action, suit or proceeding.

        D. In the event the Indemnitor is required to make any payment under this Section, such Indemnitor shall pay such Indemnified Person an amount which, after deduction of all taxes required to be paid by such Indemnified Person in respect of the receipt thereof under the laws of any and all Federal, state, county or municipal government or governmental body, shall be equal to the amount of such payment.

        E.  In the event Enterprise is required to make any payment under this
Section 8.5, such payment, cost or expense is not reimbursable under Section
5.7.

        F. The indemnities contained in this Section shall survive the expiration or termination of this Agreement with respect to all events, facts, conditions or other circumstances occurring or existing prior to such expiration or termination and are expressly made for the benefit of, and shall be enforceable by any Indemnified Person.

SECTION 8.6 LIENS

        Enterprise shall not create, incur, assume or suffer to exist, and shall forthwith discharge any and all mechanics' or other liens, security interests or other encumbrances or charges (except Permitted Encumbrances and those enumerated in Exhibit H) upon or against the Plant and/or Pipeline Systems, or any part of either, now existing or hereafter leased or acquired, including liens, security interests, encumbrances or charges placed by Enterprise or arising by reason of the occupation, erection or use of the Plant and/or Pipeline Systems by Enterprise; provided, however, that if Enterprise shall have first notified Hercules, so long as such lien, security interest, encumbrance or charge is contested in good faith by Enterprise, with due diligence and dispatch and without cost or expense to Hercules, it shall not be in default under this Agreement.

SECTION 8.7 ACCESS

        Hercules shall have the following specific rights and privileges, which shall not be in limitation of any other rights or privileges provided by this
Agreement:

     (1) the unrestricted right to enter into and upon the Plant and/or Pipeline Systems, and/or any part thereof, at all reasonable times, to observe and inspect any operations of, or any part of, the Plant and/or Pipeline Systems; and

     (2) the unrestricted right to inspect any document, agreement or instrument directly pertaining to or affecting the Plant and/or Pipeline Systems or the operations and/or maintenance thereof which is in the custody or control of Enterprise; and Enterprise shall furnish Hercules, at Hercules' expense, with copies of any such document, agreement or instrument.

                                  ARTICLE IX

                      ADDITIONAL FACILITIES AND EXPANSION

SECTION 9.1 NEW PRODUCTION CAPACITY

        If either Enterprise or Hercules should desire to expand the Polymer Grade Propylene production capacity of the Plant, it shall discuss such proposed expansion with the other. If Enterprise and Hercules are unable to reach an agreement relating to the expansion of the Plant, the party desiring to expand the Plant may, at its own cost and expense, unless the other party has agreed to share in the expense thereof, initiate engineering studies required to prepare a detailed cost estimate of the proposed expansion and all other details necessary for the evaluation by both Enterprise and Hercules of said proposed expansion. If, within 60 days following receipt of said studies, the party not proposing said engineering studies shall notify the proposing party of its election to join in such expansion, which shall include a commitment to share in one-half the cost of studies for such expansion, or if the parties can reach agreement within such period on an alternative plan of joint expansion, the same shall be undertaken. If the party not proposing said engineering studies does not elect to join in such expansion and the parties cannot reach agreement as to an alternate plan of expansion or on an agreement which would permit expansion in accordance with the studies prepared at the request of the party proposing such expansion, the Plant will not be expanded. To minimize the possibility of such an impasse occurring, it is understood that both Enterprise and Hercules shall negotiate in good faith in an effort to reach a solution regarding such proposed expansion which is equitable under the circumstances.

SECTION  9.2 DEBOTTLENECKING PROJECTS

        It is contemplated that from time to time during the term of this Agreement either Enterprise or Hercules will propose improvements, additions or acquisitions ("New Projects") directed to reduction of operating costs or improvements of yields at the Plant. If the other party, Enterprise or Hercules, as the case may be, does not approve the proposed New Project, the proposing party may nonetheless proceed with the New Project upon contribution of the total cost thereof; but the ownership interests of Enterprise and Hercules in the Plant shall not be adjusted. If Hercules is the party proceeding with the New Project, Hercules shall be entitled to receive an amount equal to the annual savings attributable to the New Project, before Federal and state income tax. Except as specifically provided in this paragraph, expenditures for New Projects shall not otherwise affect the rights and obligations of either Enterprise or Hercules under this Agreement and/or the Propylene Sales Agreement.

                                   ARTICLE X

                               EVENTS OF DEFAULT

SECTION 10.1 EVENTS OF DEFAULT DEFINED

        A. Any material violation or breach by Enterprise or Hercules in the due performance of, or compliance with, any of its obligations under this Agreement and/or the Propylene Sales Agreement shall constitute an "Event of Default" or "Default" under this Agreement if, after the other party hereto shall have given the defaulting party written notice thereof, specifying with particularity the condition, act, omission or course of conduct asserted to constitute such material violation or breach, the defaulting party, within 60 days of such notice, has not cured, corrected or eliminated the asserted violation or breach or, if the asserted violation or breach cannot be corrected within such 60 day period, the defaulting party has not instituted corrective action within the applicable period and/or thereafter diligently pursued such action until the default is cured, corrected or eliminated, in all events not more than 120 days from the date of the violation or breach.

        B. For purposes of the provisions of paragraph A, next above, without limiting the generality of the same, a material violation or breach shall, except as specifically provided in this Agreement or agreed to by Enterprise and Hercules, be deemed to include any of the following transactions by or caused by either party hereto:

     (1) except as may otherwise be permitted under this Agreement, the sale of any property constituting a part of the Plant and/or Pipeline Systems or the sale of any undivided interest of Enterprise or Hercules in the Plant and/or Pipeline Systems;

     (2) failure of Enterprise to produce and deliver Polymer Grade Propylene, because of disability under Section 12.3, in quantities sufficient to meet at least 80% of Hercules' then current requirements under the Propylene Sales Agreement (which shall be deemed not to exceed, on a monthly basis, the average of Hercules' actual receipts from Enterprise over the 6-month period preceding the disability under Section 12.3) and Enterprise's failure to deliver at such level continues for a period which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given;

     (3) failure of Hercules to take delivery of at least 80% of the Polymer Grade Propylene tendered under the Proloylene Sales Agreement (which shall be deemed not to exceed, on a monthly basis, the average of Hercules' actual receipts from Enterprise over the 6-month period preceding the disability under
Section 12.3), because of a disability under Section 12.3, and such failure continues for a period which constitutes an Event of Default but for the requirement that notice be given; and/or

      (4) failure of Enterprise to pay the rents and/or additional rents required to be paid under this Agreement at the times specified herein and continuing, (i) in the case of rent, for a period of 20 days after notice given to Enterprise by Hercules that the payment referred to in such notice has not been received, and (ii) in the case of additional rents, for the applicable period specified in paragraph 10.1A.

        C. Except for inserts (2) and (3) of paragraph B, next above, the foregoing provisions of this Section are expressly subject to the provisions and limitations of Section 12.3.

SECTION 10.2 OPTIONAL TERMINATION

        Whenever any Event of Default specified in Section 10.1 shall have occurred and be continuing, then at the option of the party hereto not in default, this Agreement may be terminated and the party intending to terminate shall give the defaulting party written notice of such termination. Such notice shall be given within 30 days of the Default. If notice is not given within such 30 day period, the non-defaulting party shall be required to renotify the defaulting party as provided in paragraph 10.1A before terminating. If this Agreement is terminated as a result of a Default, such termination shall be subject to the specific rights hereinafter granted Enterprise and Hercules under
Article XI.

                                  ARTICLE XI

             TERM, TERMINATION AND CERTAIN RIGHTS UPON TERMINATION

SECTION 11.1 TERM OF AGREEMENT

        A. This Agreement is effective as of the date first above written and shall remain in full force and effect for an initial period ending December 31, 1992, unless sooner cancelled or terminated as hereinafter provided. Provided this Agreement has not been earlier terminated and Hercules is not in default hereunder, Hercules shall have three successive options to extend the term of this Agreement for terms of 12 years each (making three extended terms totaling 36 years). Each option shall be exercised by Hercules' giving to Enterprise written notice of intention to extend at least 12 months prior to the expiration of any then current term. Each extended term shall be upon the same agreements, terms, covenants and conditions as provided for herein for the original term, unless either Enterprise or Hercules gives written notice to the other not less than 18 months prior to termination of the initial or extended term of this Agreement that Enterprise or Hercules, as the case may be, desires adjustment of

     (1) the compensation payable to Enterprise for operation and maintenance of the Pipeline Systems;

     (2) the purchase price paid by Hercules for Polymer Grade Propylene produced at the Plant;

     (3) the rental payable to Enterprise for storage of Feedstocks and/or Polymer Grade Propylene; and/or

     (4) the rental payable to Hercules by Enterprise for lease of Hercules' interest in the Plant.

Within 15 days after said notice, Enterprise and Hercules shall undertake to negotiate in good faith a mutually acceptable modification to this Agreement and, where appropriate, to the Related Agreements. If, after 6 months after the giving of notice as provided above, Enterprise and Hercules are unable to agree upon an acceptable modification, such modification, if any, shall be determined by the procedure set forth in the next succeeding paragraph.

        B. Within 25 business days after the expiration of the 6 months referred to in the paragraph next above, Enterprise and Hercules shall each appoint a person of recognized competence in the petrochemical industry to serve as arbitrator. The two arbitrators so appointed shall appoint a third disinterested person of recognized competence in the petrochemical industry, and such three arbitrators shall as promptly as possible determine what modifications, if any, shall be made to this Agreement; provided, however, that

             (1) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to, on 10 days notice to Enterprise and Hercules, determine such matter; and

             (2) if the two arbitrators appointed by Enterprise and Hercules, respectively, shall be unable to agree (within 15 days after the appointment of the second arbitrator), upon the appointment of a third arbitrator, they shall given written notice of such failure to agree to the parties; and, if the parties fail to agree upon the selection of such third arbitrator within 15 days after the arbitrators appointed by Enterprise and Hercules give notice as aforesaid, then within 12 days thereafter either Enterprise or Hercules upon written notice to the other may request such appointment by the then President of the Natural Gas Producers Association (or any organized successor thereto), or in his absence, refusal, failure or inability to act, apply for such appointment to the President of the American Arbitration Association or its successors.

        C. A determination shall be made by the majority of the arbitrators, and shall be made in accordance with the rules then obtaining of the American Arbitration Association or its successors. The decision of the arbitrators shall be conclusive upon Enterprise and Hercules and such decision may be entered in any court having jurisdiction thereof. The expenses of arbitration shall be borne equally by Enterprise and Hercules.

SECTION 11.2 TERMINATION

        A. This Agreement may be cancelled and terminated at any time upon mutual written agreement by Enterprise and Hercules, or upon 30 days' written notice, by election of termination (i) by either Enterprise or Hercules pursuant to Section 10.2; (ii) by either Enterprise or Hercules, as the case may be, if the other, its successors and assigns, has assigned this Agreement, and/or any interest therein, without compliance with the requirements of, Section 12.11; or
(iii) by Enterprise upon the failure of Hercules to exercise its option under
Section 11.1.

        B. This Agreement shall terminate ipso facto upon the happening of either of the following circumstances:

            (1) The entry of a decree or order by a court having jurisdiction in the premises adjudging either Enterprise or Hercules a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of either of said companies under the Federal Bankruptcy Act or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of said companies or of any substantial part of their property, or ordering the winding up or liquidation of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (2) The institution by either Enterprise or Hercules of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable Federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of said company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by said company in furtherance of any such action;

provided, however, that if upon application for an arrangement under Chapter XI of the Federal Bankruptcy Act (or any other similar, applicable Federal or state law) either Enterprise or Hercules, as the case may be, continues pursuant to a lawful court order to operate its business as a debtor is in possession, this Agreement shall not terminate for such period as said debtor-in-possession and control of its assets and properties and is discharging all of its obligations under this Agreement with respect to the sale, purchase and delivery of Polymer Grade Propylene.

SECTION 11.3 CERTAIN RIGHTS OF HERCULES UPON TERMINATION

        A. Upon cancellation or termination of this Agreement under the following circumstances:

            (1) Election of termination by Hercules pursuant to Section 10.2 or paragraph 11-2A; or

            (2) Certain events of bankruptcy, insolvency or reorganization involving Enterprise, as provided in paragraph 11.2B;

then and in every such case Hercules shall have again, repossess and enjoy its former estates and may enter on the premises and take immediate possession of the Plant and/or the Pipeline Systems to the exclusion of Enterprise, anything at law or in equity and/or herein contained to the contrary notwithstanding. In such event Hercules shall be entitled to receive, and Enterprise shall forthwith:

    (1) lease to Hercules all of Enterprise's interests in and to all of the real property, together with all buildings and other improvements thereon, owned or leased by Enterprise and used in connection with the Plant;

    (2) lease or, at Hercules' option, sell to Hercules all of Enterprise's interests in and to all machinery, equipment, furniture, fixtures and similar personal property owned or leased by Enterprise and used in connection with the Plant;

     (3) convey, transfer, assign and deliver to Hercules, without further consideration of any kind or amount, all assets, properties and description, real, personal and mixed, and wherever located, tangible and intangible, owned or leased by Enterprise and used in connection with the Plant other than the types covered by clauses (1) and (2) next above, including all of Enterprise's rights, title, interest, privileges and benefits of Enterprise in and under all permits, consents, approvals, licenses, certificates and other authorizations covering the production, sale and transportation of Polymer Grade Propylene and allied products, and all contracts (including, without limitation, contracts for the purchase of materials, supplies, services or equipment), leases, licenses and other agreements directed to the conduct of operations at the Plant and/or the Pipeline Systems, but expressly excepting cash and accounts receivables, inventories of raw materials, work in progress, finished product and goodwill;

    (4) lease to Hercules all of Enterprise's interests in and to all of the real property, together with all buildings and improvements thereon, owned or leased by Enterprise and used in connection with the Pipeline Systems;

    (5) lease, or at Hercules' option, sell to Hercules all assets, properties and rights of every type and description, real, personal and mixed, and wherever located, tangible and intangible, owned or leased by Enterprise and used in connection with the Pipeline Systems, including all of Enterprise's right, title and interest in and to all leasehold estates, easements, rights-of-way and contracts, licenses and other agreements, but expressly excepting cash and accounts receivables, inventories of raw materials, work in progress, finished product and goodwill.

        B. The foregoing leases and/or sales, and all instruments of conveyance, transfer and/or assignments necessary to effect and evidence the lease and sales shall be in such form as will permit Hercules thereunder to operate, maintain and repair the Plant and/or Pipeline Systems in a usual and customary manner. The term of all leases shall be for periods of not less than the unexpired term (including renewals) of this Agreement, and the annual rental under each shall not exceed, in the case of a lease of the Plant, 4 cents per gallon for 50% of all Polymer Grade Propylene produced at the Plant; and, in the case of a lease of the Pipeline Systems, the actual lease cost plus 1 cent per gallon for all Polymer Grade Propylene transported through the Pipeline Systems.

        C. The purchase price for assets, properties and rights purchased under this Section shall be the fair market value thereof.

        D. Contemporaneously with and upon its execution of the lease pursuant to clause (1) of paragraph 11.3A, Enterprise without further consideration and at its own cost and expense shall:

           (1) grant to Hercules all requisite rights in land, easements and rights-of-way in, on, under, over, along, across and through such portions of properties owned or otherwise possessed and/or occupied by Enterprise (collectively, "Enterprise's Remaining Lands"), with full right of ingress and egress, for the purpose of operating, maintaining and repairing the Plant and/or Pipeline Systems (including rights in land, easements and rights-of-way (i) for pedestrian and vehicular traffic to use all present and future walks, railroads, roads and driveways upon Enterprise's

Remaining Lands in order to provide Hercules with all necessary or convenient ingress and egress between the Plant and railroads, public roads and highways;
(ii) for the passage of pedestrians, vehicles and pipelines through any part of Enterprise's Remaining Lands necessary or convenient for Hercules, its successors and assigns, in order to assure the passage of finished goods, raw materials and items in the process of manufacture from one portion of the Plant and/or Pipeline Systems to another, it being intended that Hercules, its successors and assigns, shall have such rights and easements as are necessary for the movement of goods, personnel and vehicles through the various parcels of land comprising Enterprise's Remaining Lands in order to permit and facilitate the operation, maintenance and repair of the Plant and/or Pipeline Systems; and
(iii) for the construction, maintenance, renewal, replacement and use on, over and under any part of Enterprise's Remaining Lands, such pipes, conduits and wires as are necessary or convenient to ensure access to and an adequate system for or supply of sewage and waste disposal, steam, compressed air, inert gas, process and space heat, communications, instrumentation and control systems, water, gas, electricity and other similar facilities to the Plant and/or Pipeline Systems (including the right to make connections with pipes, conduits and wires on Enterprise's Remaining Lands), all on a permanent, non-exclusive and non-transferable basis and in form and substance reasonably acceptable to Hercules;

     (2) enter into an agreement with Hercules whereby Enterprise agrees for the duration of the aforesaid leases (including any extensions, renewals or successors uses thereto) to operate all necessary common facilities in a manner to provide Hercules with the utilities and services required for the operation, maintenance and repair of the Plant and/or Pipeline Systems, all at a cost to Hercules which is reasonable and consistent with the cost thereof from other available sources; and

     (3) if requested to do so by Hercules, use its best efforts to assist Hercules in procuring from the appropriate state, municipal and other authorities and corporations, connection arrangements for an adequate supply of water, gas, electricity, telephone and other utilities and for adequate highways, railroads, effluent disposal and sewage disposal for the operation of the Plant and/or Pipeline Systems.

        E. From time to time, at Hercules' request (whether at or after the consummation of the leases, conveyances and easements and licenses provided for in this Section), Enterprise, without further consideration and at its own cost and expense, shall execute and deliver to Hercules such instruments and take such other action as Hercules may reasonably request to perfect any lease, conveyance, easement or license provided for under this Section.

        F. If this Agreement is terminated upon the occurrence of any of the events of bankruptcy, insolvency or reorganization involving Enterprise specified in paragraph 11.1B, Enterprise's trustee in bankruptcy or other legal representative shall execute such documents, in form satisfactory to Hercules, as may be necessary to effect and evidence the leases, conveyances, easements and licenses provided for in this Section 11.3. If such trustee or legal representative fails or refuses to execute such documents, Hercules is hereby irrevocably authorized to execute them in the name of, and on behalf of Enterprise, as the attorney-in-fact for Enterprise.

SECTION 11.4 CERTAIN RIGHTS OF ENTERPRISE UPON TERMINATION

        A. Upon cancellation or termination of this Agreement under the following circumstances:

            (1) Election of termination by Enterprise pursuant to Section 10.2 or paragraph 11.2A; or

            (2) Certain events of bankruptcy, insolvency or reorganization involving Hercules, as provided in paragraph 11.2B;

then and in every such case Enterprise shall have a right to purchase from Hercules, the ownership interests of Hercules in the Plant and/or Pipeline Systems.

        B. The purchase price for assets, properties, rights and business purchased under this Section shall be the fair market value thereof.

SECTION 11.5 DETERMINATION OF FAIR MARKET VALUE

        If Enterprise and Hercules cannot agree on the price and terms of sale for any interest, or part thereof, to be sold and purchased under Sections 11.3 and 11.4, then Enterprise and Hercules shall promptly appoint one experienced and qualified appraiser to determine such "fair market value" and they shall simultaneously report to each Enterprise and Hercules within 30 days of their appointment of their appraisal as to the "fair market value" of the interest or part thereof. Such "fair market value" shall be as of the date of the offer to buy said interest or part thereof. In case the two appraisers cannot agree as to the "fair market value" then the two appraisers shall within 15 days thereafter appoint a third appraiser and the third appraiser shall within 30 days after his appointment report to each Hercules and Enterprise his determination of "fair market value". The "fair market value" as determined by the appraisers or appraiser, as the case may be, shall in no event be less than twice the book value of the assets, properties and/or rights to be conveyed as reflected on the books of the selling party. In the case of the Plant and the Pipeline Systems, the book value of each shall be computed by depreciating the properties on straight line depreciation over a period of 11 years. The "fair market value" determined by the two appraisers, or if they cannot agree on the "fair market value", then the "fair market value" determined by the single appraiser appointed by them, as the case may be, shall be a final and binding "fair market value" upon Hercules and Enterprise and judgment upon the "fair market value" determined by the appraisers or appraiser may be entered in any court having jurisdiction thereof.

SECTION 11.6 FURTHER ASSISTANCE

        From time to time, at the other party's request (whether at or after the consummation of the sale), the selling party, without further consideration and at its own cost and expense, shall execute and deliver to the purchasing party such instruments and take such other actions as such other party may reasonably request to perfect the sale of any interests sold and purchased under Sections
11.3 and 11.4, subject to and upon payment by the purchasing party of the consideration provided for in its offer.

                                  ARTICLE XII

                                 MISCELLANEOUS

SECTION 12.1 PATENT INDEMNIFICATION

        It is expressly understood and agreed that the indemnities contained in
Section 8.5 include the obligation of Enterprise to indemnify, protect and save harmless Hercules and its successors, assigns, officers, directors, employees and agents from and against all claims, liabilities and losses arising from infringement or alleged infringement of any right of a third party by the practice of any process and/or the use of any equipment, machinery or other facilities in the Plant and/or Pipeline

Systems or by the sale of any product produced at the Plant.

SECTION 12.2 WAIVER OF STATUTORY RIGHTS

        Enterprise hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender the lease of any interests leased hereunder, except in accordance with the express terms hereof.

SECTION 12.3 FORCE MAJEURE

        In the event either Hercules or Enterprise is rendered unable, wholly or in part, by force majeure to perform or observe the terms, provisions and conditions of this Agreement, other than to make payment of monies due hereunder, then, upon such party giving notice and full particulars of such force majeure in writing or by telegraph to the other party, the obligations of the party giving such notice to perform or observe the terms, provisions and conditions, as far as they are affected by such force majeure, shall be suspended during the continuance of an inability so caused, but no longer period, and such cause shall, as far as reasonably possible, be remedied with all reasonable dispatch. Neither party shall be liable to the other for loss or damages by reason of any act, omission or circumstance occasioned by or in consequence of force majeure, as defined herein; and such act, omission or circumstance shall not constitute or be deemed to be a breach of or default under this Agreement.

        The term "force majeure" as used herein means: fires, floods, earthquakes and other acts of God; strikes, lockouts or other labor disturbances; explosions, accidents or destruction or damage to facilities used to perform under this Agreement; breakage of machinery or equipment or pipelines; civil commotions, riots, sabotage, wars, blockades or acts of public enemy; acts, restraints, requisitions, regulations or directions of any governmental authorities; shortages of labor, fuel, power or raw materials; inability to obtain supplies from normal sources of supplies; inability to obtain or delays of transportation facilities; and other causes, whether similar or dissimilar to the kind enumerated, not within the reasonable control of the party claiming force majeure and which by the exercise of reasonable diligence such party is unable to prevent or overcome.

        It is understood and agreed that the term "force majeure" also includes the voluntary or mandatory compliance with any request of the United States Government, or any office, department, agency or commission thereof for purposes of national defense as well as the voluntary or mandatory compliance with any request for materials represented to be for purposes of producing articles for national defense or completing national defense facilities.

        It is further understood and agreed that the settlement of any and all labor disputes shall be entirely within the discretion of the party having the difffculty, and that the requirement that any force majeure, shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

SECTION 12.4 DENIAL OF PARTNERSHIP

        This Agreement does not and shall not be construed to create or constitute a partnership, association or joint venture of any kind. The obligations of the parties hereto shall be several, and not joint or collective, each party to be responsible only for the obligations assumed herein by it. Nothing contained herein shall be deemed to impose upon any other party any responsibility for the obligations assumed by any other party.

SECTION 12.5 INDEPENDENT CONTRACTOR

        Enterprise shall construct, operate and maintain the Plant and Pipeline Systems at its sole risk and account and shall assume full responsibilitv therefor. Nothing in this Agreement shall be deemed to constitute Enterprise, its affiliates or contractors, or the agents or employees of any of them, as the agent, representative or employee of Hercules. Neither Enterprise, its affiliates or contractors, nor its agents or employees or any of them, shall have or exercise the right to bind Hercules to any contractual obligation or undertaking. Enterprise shall be an independent contractor and shall use its own discretion and shall have complete control over the construction, operation and maintenance of the Plant and Pipeline Systems and as to the details of performing such work.

SECTION 12.6 ECONOMIC HARDSHIP

        In the event that governmental or other conditions change the economic relationship of the parties to the gross disadvantage of one of the parties in a manner for which no adequate relief is provided in this Agreement, the party believing it is so disadvantaged may, upon 90 days' notice to the other, convene a meeting to discuss an equitable resolution of the alleged hardship. If such meeting does not lead to a resolution, the existing commitment shall remain in effect without legal recourse under this Section on the part of either party.

SECTION 12.7 NO REMEDY EXCLUSIVE

        No remedy herein conferred upon or reserved to Hercules or Enterprise under this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Hercules or Enterprise to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

SECTION 12.8 GRANTING OF EASEMENTS

        If no Event of Default shall have happened and be continuing, Enterprise may at any time or times grant easements, licenses, rights-of-way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any property included in the Plant and/or Pipeline Systems, or Enterprise may release existing easements, licenses, rights-of-way and other rights or privileges. If said grant or release is approved by Hercules, it may be extended without consideration. Hercules shall execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege upon receipt of:

          (1) A copy of the instrument of grant or release;

          (2) A written application signed by Enterprise requesting such instrument; and

          (3) A certificate executed by Enterprise stating:

              (a) That such grant or release is not detrimental to the proper conduct of the business of Enterprise; and

              (b) That such grant or release will not impair the effective use or interfere with the operation of the Plant and/or Pipeline Systems.

Any and all consideration received in respect of such easements, licenses, rights-of-way and other rights or privileges shall be shared equally by Enterprise and Hercules.

SECTION 12.9 HERCULES' RIGHT TO PERFORM FOR ENTERPRISE

        If Enterprise shall at any time fail to make a payment or perform any other act on its part to be made or performed under this Agreement, Hercules may, but shall not be obligated to, and without notice or demand and without waiving or releasing Enterprise from any obligation of Enterprise under this Agreement, make such payment or perform such other act to the extent Hercules may deem desirable. All sums so paid by Hercules and all expenses in connection therewith, together with interest on such amount at the rate, per annum, specified in paragraph 2.5E, shall be payable to Hercules on demand.

SECTION 12.10 NOTICES

        All notices, demands, requests, consents or other communications provided for or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given or made if signed by a proper officer designated for such purposes and delivered personally to the party to be notified, or if mailed to such party at the address set forth below, postage prepaid, and registered or certified with return receipt requested:

                If to Enterprise:

                        Enterprise Petrochemical Company
                        1100 Milam Building
                        Houston, Texas 77002

                        Attention:

                If to Hercules:

                        Hercules Incorporated
                        910 Market Street
                        Wilmington,  Delaware 19801

                        Attention: Director, Plastic Resins
                                   Business Center
or, in each case, at such other address as shall have been designated most recently in writing by such party to the party so delivering or mailing. Notices given or served pursuant to this Section shall be effective upon receipt by the party to be notified. Each party may from time to time change its address by written notice to the other party.

SECTION 12.11 ASSIGNMENT OR TRANSFER OF INTEREST IN THE
              PLANT AND PIPELINE SYSTEMS

        Neither Enterprise nor Hercules may sell, assign, transfer, encumber, pledge, hypothecate, lease or otherwise dispose of any interest in and to the Plant and/or Pipeline Systems without the consent of the other, except as provided below.

        The total interest of either party hereto in and to the Plant and/or Pipeline Systems may be sold, assigned and transferred to a third party purchaser after the selling party has notified the other party hereto in writing of the identity of the proposed purchaser and the price and other terms and conditions of the sale and given said other party the first preferential right to buy such interest in and to the Plant and/or Pipeline Systems, as the case may be, at the same price, terms and conditions the offeror is willing to accept from such third party purchaser. Said other party shall have 30 days in which to elect to purchase such interest upon the same terms and conditions and 90 days thereafter in which to consummate such purchase. If the offeree party does not elect to purchase, or fails to consummate the purchase if it does elect to so purchase, then the offeror party may then sell such interest to the third party purchaser on the basis offered. The failure of the offeree party to accept or reject such offer within the 30 day period shall be considered a rejection of such offer. If the offeror party does not consummate the sale of such interest to such purchaser upon the terms set forth within 90 days after the offeree party either rejected the offer or accepted and failed to consummate such purchase within 90 days thereafter, such interest in and to the Plant and/or Pipeline Systems, as the case may be, will thereafter continue to be subject to all the restrictions contained in this Section.

        Notwithstanding the provisions of the preceding paragraph, no sale, assignment or transfer of interest pursuant thereto shall be effective unless the purchaser, transferee or assignee in writing irrevocably and unconditionally assumes the due and punctual performance of the obligations of the transferor and shall agree in writing to be bound by and perform this Agreement and all other agreements made pursuant hereto and the undertaking provided in this paragraph shall be accepted by each successive purchaser, transferee or assignee.

        Enterprise and Hercules each agrees that it will at all times maintain its corporate existence; provided, however, that it may consolidate with or merge into another corporation or sell or otherwise transfer to another corporation all or substantially all of its assets (or, in the case of Hercules,all or substantially all of the assets of Hercules dedicated to the manufacture and sale of polypropylene resins) as an entirety and may transfer at any time its total ownership interest in the Plant and Pipeline Systems to any corporation shall succeed to the business of such party by merger, consolidation, reorganization or transfer of all or substantially all of its assets as an entirety if the resulting, surviving or transferee corporation, as the case may be, irrevocably and unconditionally assumes the due and punctual performance of the obligations of the transferor corporation under this Agreement, and all other agreements made pursuant hereto.

        The above restrictions on assignment and transfer of interest in the Plant and Pipeline Systems shall not apply in a case in which all of the issued and outstanding capital stock of Enterprise is sold, or substantially all of the assets of Enterprise as an entirety are transferred to any corporation, as part of the sale or transfer of all the issued and outstanding capital stock of Enterprise Products Company, or the sale of all or substantially all of the assets of Enterprise Products Company; provided, however, no sale, assignment or transfer of interest pursuant thereto shall be effective unless the purchaser, transferee or assignee in writing irrevocably and unconditionally assumes the due and punctual performance of the obligations of Enterprise hereunder and shall agree in writing to be bound by and perform this Agreement and all other agreements made pursuant hereto and the undertaking provided in this paragraph shall be accepted by each successive purchaser, transferee or assignee.

SECTION 12.12 BINDING EFFECT; ASSIGNMENT

        Subject to the restrictions on transfers and encumbrances as provided herein, this Agreement shall be binding upon and inure to the benefit of the undersigned parties and their respective successors and assigns.

        Neither Enterprise nor Hercules, without the prior written consent of the other, may assign its rights hereunder or any interest herein, or delegate its duties or obligations hereunder, except as provided herein. Any attempt to so transfer or assign shall be void.

        Whenever in this Agreement a reference to Hercules or Enterprise is made, such reference shall be deemed to include a reference to the successors and assigns of such entity.

SECTION 12.13 SEVERABILITY

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not affect, impair or invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.14 WAIVER

        No consent or waiver, express or implied, by any party to or of any breach or default by the other party in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of any party to complain of any act or failure to act of the other party or to declare the other party in default irrespective of how long such failure continues, shall not constitute a waiver by such party of its right hereunder.

SECTION 12.15 ASSISTANCE

        At the Closing and at any time or from time to time thereafter, the parties each agree at the request of the other to execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such further instruments of conveyance, sale transfer and assignment, and take such other action as the other may request to effectuate the purposes of this Agreement and/or the conveyances and transfers provided herein.

SECTION 12.16 EXPENSES

        Each party shall pay all expenses incurred by it in connection with the authorization, preparation, execution and performance of this Agreement including, but not limited to, all fees and expenses of agents, representatives, counsel, engineers and accountants employed by it.

SECTION 12.17 AMENDMENTS, CHANGES AND MODIFICATIONS

        The provisions of this Agreement, or of the Exhibits attached hereto, may not be effectively amended, changed, modified or altered except by instrument signed by duly authorized signatories for Enterprise and Hercules.

SECTION 12.18 CAPTIONS

        The captions or headings in this Agreement are inserted for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

SECTION 12.19 INCORPORATION OF EXHIBITS

        Exhibits A, B, C, D, E, F, G, H, I, J, and K referred to herein, as the same may be amended from time to time to incorporate such changes and modifications therein as Enterprise and Hercules mutually determine and agree to in writing, are by this reference incorporated herein for all purposes.

SECTION 12.20 GOVERNING LAW

        The terms of this Agreement and all rights and obligations hereunder shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

        IN WITNESS WHEREOF, the parties have caused the due execution of this Agreement in duplicate on the day and year first above written.

                                ENTERPRISE PETROCHEMICAL COMPANY

                                By: /s/  BILL F. BOZEMAN
                                   ---------------------------------------
                                Title: Senior Vice President


                                HERCULES INCORPORATED


                                By: /s/ R.R. STOVER
                                   ---------------------------------------
                                Title:  Director, Plastic Resins
                                        Worldwide Business Center

        In consideration of, and in order to induce, Hercules Incorporated to execute the foregoing agreement and the Propylene Sales Agreement entered into concurrently with the said foregoing agreement (collectively, the "Agreements"), the undersigned, Enterprise Products Company, a Texas corporation ("Enterprise Products"), hereby joins in the foregoing agreement and by its joinder does hereby:

                (1) confirm the representations and warranties contained in
     Section 6.1(3), (4), and (5) of the Propylene Facility and Pipeline Agreement; and

                (2) guarantee to Hercules Incorporated the due and punctual observation and performance by its subsidiary, Enterprise Petrochemical Company ("Enterprise Petrochemical"), of duties and obligations of Enterprise Petrochemical arising under the Agreements and the due and punctual compliance by Enterprise Petrochemical with the terms, conditions and provisions of said Agreements in all respects.

        This is a primary liability and Hercules Incorporated shall not be obligated to take any step or action against Enterprise Petrochemical as a condition precedent to the operation or enforcement of Enterprise Products' obligations under this guarantee.

        This guarantee shall remain in force only so long as the Agreements remain in full force and effect; provided, however, that in any event this guarantee shall cover all claims arising from valid acts taken during the term of the Agreements and in this respect, the guarantee shall survive the termination of the Agreements.

        IN WITNESS WHEREOF, Enterprise Products Company has caused the due execution of this guarantee in duplicate on the day and year first above written.

                                        ENTERPRISE PRODUCTS COMPANY

                                        By  /s/  DAN L. DUNCAN
                                          ----------------------------------
                                        Title: President

THE STATE OF DELAWARE  )
                       )
COUNTY OF NEW CASTLE   )

        BEFORE ME, the undersigned authority, on this day personally appeared Bill F. Bozeman, Senior Vice President of ENTERPRISE PETROCHEMICAL
COMPANY, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed, as the act and deed of said corporation, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 13th day of
December, 1978.

                                        [Signature appears here]
                                        ----------------------------------------
                                        Notary Public in and for New
                                        Castle County, Delaware

THE STATE OF DELAWARE  )
                       )
COUNTY OF NEW CASTLE   )

          BEFORE ME, the undersigned authority, on this day personally appeared
R. R. Stover, Director, Plastic Resins Business Center of HERCULES INCORPORATED, a Delaware corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed, as the act and deed of said corporation, and in the capacity therein stated.

          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 13th day of
December, 1978.

                                [Signature appears here]
                                --------------------------------------
                                Notary Public in and for New
                                Castle County, Delaware

THE STATE OF DELAWARE  )
                       )
COUNTY OF NEW CASTLE   )

          BEFORE ME, the undersigned authority, on this day personally appeared Dan L. Duncan, President of ENTERPRISE PRODUCTS COMPANY, a Texas corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed, as the act and deed of said corporation, and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 13th day of
December, 1978.

                                         [Signature appears here]
                                        --------------------------------------
                                        Notary Public in and for New
                                        Castle County, Delaware